================================================================================


                        AGREEMENT FOR SALE AND PURCHASE

                            OF PARTNERSHIP INTERESTS

                           DATED AS OF AUGUST 3, 1997

                                  BY AND AMONG

                         WESTERN FARM & CATTLE COMPANY,

                        CALIFORNIA LAND & CATTLE COMPANY

                             N.N. INVESTORS, L.P.,

                             ST RANCH GENPAR, INC.,

                            FW RANCH PARTNERS, L.P.,

                                      AND

                        UNITED STATES FILTER CORPORATION


================================================================================

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE 1    DEFINITIONS..............................................    3
       1.1   DEFINITIONS..............................................    3
ARTICLE 2    THE ACQUISITION..........................................   11
       2.1   THE ACQUISITION; THE CLOSING.............................   11
       2.2   STOCK CONSIDERATION......................................   12
       2.3   FRACTIONAL SHARES........................................   13
ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF SELLERS................   13
       3.1   ORGANIZATION AND POWER...................................   13
       3.2   AUTHORIZATION............................................   17
       3.3   CONSENTS, APPROVALS, ETC.................................   21
       3.4   NON-CONTRAVENTION........................................   22
       3.5   CAPITALIZATION...........................................   24
       3.6   ALL ASSETS NECESSARY.....................................   26
       3.7   SUBSIDIARIES.............................................   26
       3.8   FINANCIAL STATEMENTS; BOOKS AND RECORDS..................   26
       3.9   ABSENCE OF CERTAIN CHANGES...............................   28
      3.10   UNDISCLOSED LIABILITIES..................................   28
      3.11   MATERIAL CONTRACTS.......................................   29
      3.12   LITIGATION...............................................   32
      3.13   COMPLIANCE WITH LAWS.....................................   33
      3.14   PROPERTIES...............................................   34
      3.15   WATER RIGHTS.............................................   38
      3.16   LICENSES AND PERMITS; REGULATORY MATTERS.................   45
      3.18   ENVIRONMENTAL MATTERS....................................   46
      3.19   LABOR AND EMPLOYEE BENEFIT MATTERS.......................   47
      3.20   INFORMATION SUPPLIED.....................................   47
      3.21   NO BROKER................................................   47
      3.22   INSURANCE................................................   48
      3.23   NOT MISLEADING...........................................   48
ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF BUYER..................   48
       4.1   CORPORATE EXISTENCE AND POWER............................   48
       4.2   CORPORATE AUTHORIZATION..................................   49
       4.3   CONSENTS, APPROVALS, ETC.................................   49
       4.4   NON-CONTRAVENTION........................................   50
       4.5   CAPITALIZATION...........................................   50
       4.6   SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS.....   51
       4.7   NO BROKER................................................   51
             ---------


ARTICLE 5    COVENANTS SELLERS........................................   52
       5.1   CONDUCT..................................................   52
       5.2   ACCESS TO INFORMATION....................................   57
       5.3   NOTICES OF CERTAIN EVENTS................................   58
       5.4   NO SOLICITATION OR NEGOTIATION...........................   58
       5.5   CONFIDENTIALITY AGREEMENTS...............................   60
       5.6   MEETINGS.................................................   60
       5.7   COVENANTS RELATING TO THE PROPERTIES.....................   61
       5.8   TITLE UPDATES............................................   61
ARTICLE 6    COVENANTS OF BUYER.......................................   62
       6.1   CONDUCT..................................................   62
       6.2   CONFIDENTIALITY..........................................   62
       6.3   INDEMNIFICATION AND INSURANCE............................   63
       6.4   REPRESENTATION ON BUYER'S BOARD OF DIRECTORS.............   63
       6.5   COPIES OF SEC FILINGS....................................   63
       6.6   ACCESS TO INFORMATION....................................   63
ARTICLE 7    COVENANTS OF BUYER AND SELLERS...........................   64
       7.1   REASONABLE EFFORTS.......................................   64
       7.2   PUBLIC ANNOUNCEMENTS.....................................   66
       7.3   CONSENTS.................................................   67
ARTICLE 8    TAX MATTERS; CERTAIN COVENANTS...........................   67
       8.1   REPRESENTATIONS, WARRANTIES AND COVENANTS................   67
       8.2   TAX MATTERS..............................................   71
ARTICLE 9    INDEMNIFICATION..........................................   75
       9.1   INDEMNIFICATION..........................................   75
       9.2   LIMITATIONS TO INDEMNIFICATION OBLIGATIONS...............   76
       9.3   NOTICE OF CLAIM..........................................   76
       9.4   THIRD PARTY CLAIMS.......................................   77
       9.5   PAYMENTS OF INDEMNITY....................................   78
ARTICLE 10   CONDITIONS TO CLOSING....................................   79
      10.1   CONDITIONS TO OBLIGATIONS OF BUYER PARTIES AND SELLERS...   79
      10.2   FURTHER CONDITIONS TO OBLIGATION OF BUYER................   81
      10.3   FURTHER CONDITIONS TO OBLIGATION OF SELLERS..............   83
ARTICLE 11   SURVIVAL.................................................   85
      11.1   SURVIVAL.................................................   85
ARTICLE 12   TERMINATION..............................................   85
      12.1   GROUNDS FOR TERMINATION..................................   85
      12.2   EFFECT OF TERMINATION....................................   86

ARTICLE 13   MISCELLANEOUS............................................   87
      13.1   NOTICES..................................................   87
      13.2   AMENDMENTS AND WAIVERS...................................   90
      13.3   EXPENSES.................................................   90
      13.4   SUCCESSORS AND ASSIGNS...................................   90
      13.5   GOVERNING LAW; SUBMISSION TO JURISDICTION................   90
      13.7   COUNTERPARTS.............................................   92
      13.8   NO THIRD PARTY BENEFICIARIES.............................   92
      13.9   ENTIRE AGREEMENT.........................................   92
     13.10   INVALID PROVISIONS.......................................   92
     13.11   CONSTRUCTION.............................................   93
     13.12   SPECIFIC PERFORMANCE.....................................   93

                        AGREEMENT FOR SALE AND PURCHASE

                            OF PARTNERSHIP INTERESTS



     THIS AGREEMENT FOR SALE AND PURCHASE OF PARTNERSHIP INTERESTS is made and entered into as of August 3, 1997, by and among Western Farm & Cattle Company, a California corporation ("Western Farm & Cattle"), California Land & Cattle Company, a Delaware corporation ("CLCC"), N.N. Investors, L.P., a Delaware limited partnership ("N.N. Investors"), ST Ranch GenPar, Inc., a Texas corporation ("GenPar"), FW Ranch Partners, L.P., a Texas limited partnership ("FW Ranch"), and United States Filter Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

     WHEREAS, Western Farm & Cattle is the sole general partner of, and the holder of a 1% general partner interest (the "WFLP GP Interest") in, Western Farms, L.P., a California limited partnership ("WFLP"), and California Farms, L.P., a Delaware limited partnership ("California Farms"), is the sole limited partner of, and the holder of a 99% limited partner interest (the "WFLP LP Interest") in, WFLP;

     WHEREAS, CLCC is the sole general partner of, and the holder of a 1% general partner interest (the "California Farms GP Interest") in, California Farms, and N.N. Investors is the sole limited partner of, and the holder of a 99% limited partner interest (the "California Farms LP Interest") in, California Farms;

     WHEREAS, GenPar is the sole general partner of, and the holder of a 1% general partner interest (the "FWRLP GP Interest") in, FW Ranchlands, L.P., a Texas limited partnership ("FWRLP"), and FW Ranch is the sole limited partner of, and the holder of a 99% limited partner interest (the "FWRLP LP Interest") in, FWRLP;

     WHEREAS, Western Farm & Cattle desires to sell the WFLP GP Interest to Buyer, and Buyer desires to purchase the WFLP GP Interest from Western Farm & Cattle, and CLCC desires to sell the California Farms GP Interest to Buyer, and Buyer desires to purchase the California Farms GP Interest from CLCC, and N.N. Investors desires to sell the California Farms LP Interest to Buyer and Buyer desires to purchase the California Farms LP Interest from N.N. Investors; and GenPar desires to sell the FWRLP GP Interest to Buyer, and Buyer desires to purchase the FWRLP GP Interest from GenPar, and FW Ranch desires to sell the FWRLP LP Interest to Buyer, and Buyer desires to purchase the FWRLP LP Interest from FW Ranch, all on the terms and subject to the conditions set forth herein (such purchases and sales collectively, the "Acquisition");

     WHEREAS, the boards of directors of Western Farm & Cattle, CLCC and GenPar, the general partners of WFLP, California Farms and FWRLP, respectively, and a majority in interest of the limited partners of FW Ranch and the board of directors of Buyer has approved the Acquisition;

     WHEREAS, in connection with and concurrently with the Acquisition, (i) Buyer, Western Farm & Cattle, CLCC, N.N. Investors, GenPar and FW Ranch will enter into a Transfer, Registration Rights and Governance Agreement (the "Governance Agreement") substantially in the form attached hereto as Exhibit A,
(ii) WFLP and N.N. Investors will enter into a Farm Lease Agreement with respect to certain real property to be owned by WFLP upon consummation of the Acquisition (the "California Farm Lease") substantially in the form attached hereto as Exhibit B; and (iii) FWRLP and FW Ranch will enter into a Farm Lease Agreement with respect to certain real property to be owned by FWRLP upon consummation of the Acquisition (the "Texas Farm Lease") substantially in the form attached hereto as Exhibit C;

     WHEREAS, Western Farm & Cattle, CLCC, N.N. Investors, GenPar, FW Ranch, and Buyer desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements of the parties set forth herein, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1  DEFINITIONS.  The following terms, as used herein, have the following
          -----------
meanings:

     "ACQUISITION" shall have the meaning set forth in the Recitals.
      -----------

     "ACQUISITION PROPOSAL" shall have the meaning specified in Section 5.4.
      --------------------

     "AFFILIATE" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such Person.

     "AGREEMENT" means this Agreement for Sale and Purchase of Partnership
      ---------
Interests, including the schedules and exhibits hereto.

     "ANCILLARY AGREEMENTS" means the Governance Agreement, the California Farm
      --------------------
Lease, the Texas Farm Lease, the Keepwell Agreements and the Warrant Agreement.

     "AVERAGE TRADING PRICE" means the average (rounded to the nearest one-
      ---------------------
thousandth (.001)) of the daily closing sales prices of a share of Buyer Stock as reported on the New York Stock Exchange Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, as reported by another source as mutually agreed by Buyer Parties and Sellers), for the twenty consecutive full trading days ending on the trading date that is five business days prior to the Closing Date.

     "BENEFIT ARRANGEMENT" means any employment, consulting, indemnification,
      -------------------
severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by WFLP or FWRLP and (iii) covers any employee or former employee of WFLP or FWRLP.

     "BENEFIT PLAN" means any Employee Plan or Benefit Arrangement.
      ------------

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day
      ------------
on which commercial banks in New York, New York are required or permitted to be closed.

     "BUYER" shall have the meaning specified in the paragraph preceding the
      -----
Recitals.

     "BUYER STOCK" means the common stock, $.01 par value, of the Buyer.
      -----------

     "CALIFORNIA FARM LEASE" shall have the meaning specified in the Recitals.
      ---------------------

     "CALIFORNIA FARMS" shall have the meaning specified in the paragraph
      ----------------
preceding the Recitals.

     "CALIFORNIA FARMS GP INTEREST" shall have the meaning specified in the
      ----------------------------
Recitals.

     "CALIFORNIA FARMS LIMITED PARTNERSHIP AGREEMENT" means the limited
      ----------------------------------------------
partnership agreement, as amended, of California Farms.

     "CALIFORNIA FARMS LP INTEREST" shall have the meaning specified in the
      ----------------------------
Recitals.

     "CALIFORNIA PROPERTIES" shall have the meaning specified in Section
      ---------------------
3.15(a).

     "CLCC" shall have the meaning specified in the Recitals.
      ----

     "CLOSING" shall have the meaning specified in Section 2.1.
      -------

     "CLOSING DATE" shall have the meaning specified in Section 2.1.
      ------------

     "CODE" means the United States Internal Revenue Code of 1986, as amended.
      ----

     "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement
      -------------------------
dated July 2, 1997, between WFLP and Buyer.

     "DELAWARE SUPERIOR COURT" shall have the meaning specified in Section 13.5.
      -----------------------

     "EMPLOYEE PLAN" means any "employee benefit plan," as defined in Section
      -------------
3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by WFLP or FWRLP and (iii) covers any employee or former employee of WFLP or FWRLP.

     "ENCUMBRANCE" shall have the meaning specified in Section 3.14.
      -----------

     "ENVIRONMENTAL LAWS" means any local, state or federal statute, rule,
      ------------------
regulation, binding judicial or administrative order, code or ordinance and any binding judicial or administrative interpretation thereof or requirement thereunder pertaining to: (A) the regulation or protection of public health, safety and the indoor or outdoor environment; (B) the conservation, management, development, control and/or use of land (including zoning laws and ordinances), natural resources and wildlife; (C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Material; or (E) pollution (including any release to air, land, surface water and ground water).

     "ERISA" means the United States Employee Retirement Income Security Act of
      -----
1974, as amended.

     "ERISA AFFILIATE" of any entity means any other entity which, together with
      ---------------
such entity, would be treated as a single employer under Section 414 of the Code.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as
      ------------
amended, and the rules and regulations promulgated thereunder.

     "FEDERAL TAX" means any Tax imposed under the Code.
      -----------

     "FW RANCH" shall have the meaning specified in the Recitals.
      --------

     "FW RANCH PARTNERS' APPROVAL" shall have the meaning specified in Section
      ---------------------------
5.6.

     "FW RANCH PARTNERS' MEETING" shall have the meaning specified in Section
      --------------------------
5.6.

     "FWRLP" shall have the meaning specified in the Recitals.
      -----

     "FWRLP GP INTEREST" shall have the meaning specified in the Recitals.
      -----------------

     "FWRLP INTEREST" means the FWRLP GP Interest and the FWRLP Interest.
      --------------

     "FWRLP INTEREST" shall have the meaning specified in the Recitals.
      --------------

     "FWRLP LIMITED PARTNERSHIP AGREEMENT" means the limited partnership
      -----------------------------------
agreement, as amended, of FWRLP.

     "GAAP" means United States generally accepted accounting principles.
      ----

     "GENPAR" shall have the meaning specified in the Recitals.
      ------

     "GOVERNANCE AGREEMENT" shall have the meaning specified in the Recitals.
      --------------------

     "GOVERNMENTAL APPROVAL" means any permit, license, variance, certificate,
      ---------------------
consent, letter, clearance, closure, exemption, authorization, decision or action or approval of any federal, state or local Governmental Body with jurisdiction over any Environmental Law.

     "GOVERNMENTAL BODY" means any federal, state, municipal, political
      -----------------
subdivision or other governmental legislature, court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, whether U.S. or non-U.S.

     "HAZARDOUS MATERIAL" means any substance, chemical, compound, product,
      ------------------
solid, gas, liquid, waste, by-product, pollutant, contaminant, or material which is hazardous or toxic, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material, or substance regulated under any federal, state or local statute, regulation, rule, order, code or ordinance.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "IID" shall have the meaning specified in Section 3.15.
      ---

     "IID WATER" shall have the meaning specified in Section 3.15.
      ---------

     "KEEPWELL AGREEMENTS" means the separate Keepwell Agreements and related
      -------------------
inducement letters in substantially the form agreed to by the parties.

     "KNOWLEDGE OF SELLERS" means the actual knowledge after due inquiry of the
      --------------------
individuals named on Schedule 1.1.

     "LAW" means any statute, law, rule, regulation or ordinance of any
      ---
Governmental Body and any international treaty or interstate compact.

     "LEASE" shall have the meaning specified in Section 3.14.
      -----

     "LIEN" means, with respect to any property or asset, any mortgage, deed of
      ----
trust, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person or Persons, a
      -----------------------
material adverse effect on the financial condition, results of operations, business, assets or liabilities of such Person or Persons and its or their Subsidiaries, taken as whole, or a material adverse effect on the consummation of the transactions contemplated hereby.

     "N. N. INVESTORS" shall have the meaning specified in the Recitals.
      ---------------

     "ORDER" means any judgment, injunction, decree, order, writ, permit or
      -----
license of any Governmental Body.

     "PERMITS" shall have the meaning specified in Section 3.16.
      -------

     "PERSON" means an individual, corporation, partnership, association, trust,
      ------
limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREFERRED STOCK" means the Preferred Stock, $.10 par value, of Buyer.
      ---------------

     "PROCEEDING" shall have the meaning specified in Section 13.5.
      ----------

     "PROPERTIES" means, with respect to any Person, all real property,
      ----------
including all improvements and appurtenances thereon, that are owned, leased, held, used and/or on which operations are based by such Person and/or its Subsidiaries on or before the Closing Date, but does not include Water Rights.

     "REPRESENTATIVE" shall have the meaning specified in Section 5.4.
      --------------

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "SEC REPORTS" shall have the meaning specified in Section 4.6.
      -----------

     "SELLERS" means Western Farm & Cattle, CLCC, N.N. Investors, GenPar and FW
      -------
Ranch.

     "SIGNIFICANT AGREEMENTS" shall have the meaning specified in Section 3.1.
      ----------------------

     "STOCK CONSIDERATION" shall have the meaning specified in Section 2.2.
      -------------------

     "SUBSIDIARY" means, with respect to any Person, any entity of which
      ----------
securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "SUMMARY PROCEEDING" shall have the meaning specified in Section 13.5.
      ------- ----------

     "SUMMARY PROCEEDING RULES" shall have the meaning specified in Section
      ------- ----------------
13.5.

     "TAXES" means all taxes, charges, fees, levies or other assessments,
      -----
including but not limited to any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

     "TAX CLAIMS" shall mean any claims, actions, causes of action, liabilities,
      ----------
losses, damages, deficiencies, judgments, settlements, costs and expenses whatsoever (including reasonable out-of-pocket expenses and reasonable attorneys' fees), whether or not resulting from third party claims, relating to Taxes.

     "TAX RETURN" shall mean any return, report, statement, information or other
      ----------
document including any amendment thereto filed or to be filed or required to be filed or supplied to any federal, state, or local Taxing Authority or any other government entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities.

     "TAXING AUTHORITY" means any Governmental Body (U.S. or non-U.S.)
      ----------------
responsible for the imposition of any Taxes.

     "TEXAS FARM LEASE" shall have the meaning specified in the Recitals.
      ----------------

     "TEXAS PROPERTIES" shall have the meaning specified in Section 3.15(b).
      ----------------

     "WARRANT AGREEMENT" means the Warrant Agreement to be entered into by Buyer
      -----------------
and Sellers at the Closing substantially in the form set forth as Exhibit D to this Agreement.

     "WARRANTS" means warrants to acquire 600,000 shares of Buyer Stock at a
      --------
price of $50.00 per share and 600,000 shares of Buyer Stock at a price of $60.00 per share, substantially in the form attached as Exhibit A to the Warrant Agreement.

     "WATER RIGHTS" means any and all surface and subterranean water rights of
      ------------
any nature and from any source whatsoever, whether riparian, overlying, appropriative, prescriptive, contractual or otherwise, and whether or not appurtenant to one or more of the Properties, including, without limitation, (i) all rights associated with the irrigation of, and wells located on, the Properties and (ii) all rights of the California Properties to water service from the IID.

     "WESTERN FARM & CATTLE" shall have the meaning specified in the paragraph
      ---------------------
preceding the Recitals.

     "WFLP" shall have the meaning specified in the Recitals.
      ----

     "WFLP GP INTEREST" shall have the meaning specified in the Recitals.
      ----------------

     "WFLP INTERESTS" means the WFLP GP Interest, the California Farms GP
      --------------
Interest and the California Farms LP Interest.

     "WFLP LP INTEREST" shall have the meaning specified in the Recitals.
      ----------------

     "WFLP LIMITED PARTNERSHIP AGREEMENT" means the Limited Partnership
      ----------------------------------
Agreement, as amended, of WFLP.

                                   ARTICLE 2

                                THE ACQUISITION


     2.1  THE ACQUISITION; THE CLOSING.  (a)  The Acquisition shall be
          ----------------------------
consummated at a closing (the "Closing") to be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, N.Y. 10019, or such other place as the parties may agree, on a date set by Buyer and Sellers (the "Closing Date"), which date shall be within five Business Days following the date upon which all other conditions set forth in Article 10 hereof have been satisfied or waived.

     (b) Subject to the terms and conditions hereof, at the Closing and in accordance with the provisions of this Agreement and applicable provisions of Law; (i) GenPar shall transfer and deliver to Buyer, an assignment and assumption agreement substantially in the form of Exhibit E hereto conveying to Buyer all of GenPar's right, title and interest in FWRLP;
(ii) FW Ranch shall transfer and deliver to Buyer an assignment and assumption agreement substantially in the form of Exhibit E hereto conveying to Buyer, all of FW Ranch's right, title and interest in FWRLP; (iii) Western Farm & Cattle shall transfer and deliver to Buyer, an assignment and assumption agreement substantially in the form of Exhibit E hereto conveying to Buyer all of Western Farm & Cattle's right, title and interest in WFLP; (iv) CLCC shall transfer and deliver to Buyer an assignment and assumption agreement substantially in the form of Exhibit E hereto conveying to Buyer all of CLCC's right, title and interest in California Farms; (v) N.N. Investors shall transfer and deliver to Buyer an assignment and assumption agreement substantially in the form of Exhibit E hereto conveying to Buyer all of N.N. Investors' right, title and interest in California Farms; and (vi) Buyer shall issue and deliver to the respective Sellers in the amounts specified on Schedule 2.1, (A) certificates registered in the names of the respective Sellers, representing, in the aggregate, the Stock Consideration and cash in respect of fractional shares of Buyer Stock, if any, and (B) certificates registered in the names of the respective Sellers, representing, in the aggregate, the Warrants. The Buyer Stock and Warrants will be allocated among Sellers in accordance with Schedule
2.1 hereto. Buyer may assign the right to purchase the various general partner and limited partner interests to be purchased in the Acquisition to one or more wholly-owned Subsidiaries of Buyer.

     2.2  STOCK CONSIDERATION.  Subject to Section 2.3, the Stock Consideration
          -------------------
shall be (i) if the Average Trading Price is at least $25.05 and not greater than $37.575, an aggregate of 8,000,000 shares of Buyer Stock, (ii) if the Average Trading Price is less than $25.05, the number of shares of Buyer Stock determined by dividing $200,400,000 by the Average Trading

Price and (iii) if the Average Trading Price is greater than $37.575, the number of shares of Buyer Stock determined by dividing $300,600,000 by the Average Trading Price.

     2.3  FRACTIONAL SHARES.  No fractional shares of Buyer Stock shall be
          -----------------
issued as Stock Consideration. In lieu of the issuance of any fractional shares of Buyer Stock as Stock Consideration, cash adjustments shall be paid to the respective Sellers in respect of any fractional share of Buyer Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Trading Price. No fractional Warrants shall be issued.


                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLERS



     Sellers, jointly and severally, represent and warrant to Buyer as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

     3.1  ORGANIZATION AND POWER.  (a)  WFLP (i) has been duly organized and is
          ----------------------
validly existing as a limited partnership in good standing under the laws of the State of California, (ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on WFLP. WFLP has heretofore delivered or made available to Buyer true and complete copies of the WFLP Limited Partnership Agreement as in effect on the date hereof. WFLP is not in violation of any of the provisions of the WFLP Limited Partnership Agreement.

     (b) Western Farm & Cattle (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, (ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Western Farm & Cattle. Western Farm & Cattle has heretofore delivered or made available to Buyer true and complete copies of its articles of incorporation and bylaws as in effect on the date hereof. Western Farm & Cattle is not in violation of any of the provisions of its articles of incorporation or bylaws.

     (c) N.N. Investors (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware,
(ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on N.N. Investors. N.N. Investors has heretofore delivered or made available to Buyer true and complete copies of its limited partnership agreement as in effect on the date hereof. N.N. Investors is not in violation of any of the provisions of its limited partnership agreement.

     (d) CLCC (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) has the authority to own, lease and operate its properties and to carry on its businesses as now conducted; and (iii) is duly qualified to do business as a foreign corporate and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on CLCC. CLCC has heretofore delivered or made available to Buyer true and complete copies of its certificate of incorporate and bylaws as in effect on the date hereof. CLCC is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     (e) FWRLP (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas, (ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on FWRLP. FWRLP has heretofore delivered or made available to Buyer true and complete copies of the FWRLP Limited Partnership Agreement as in effect on the date hereof. FWRLP is not in violation of any of the provisions of the FWRLP Limited Partnership Agreement.

     (f) GenPar (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, (ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on GenPar. GenPar has heretofore delivered or made available to Buyer true and complete copies of its articles of incorporation and bylaws as in effect on the date hereof. GenPar is not in violation of any of the provisions of its articles of incorporation or bylaws.

     (g) FW Ranch (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas, (ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on FW Ranch. FW Ranch has heretofore delivered or made available to Buyer true and complete copies of its limited partnership agreement as in effect on the date hereof. FW Ranch is not in violation of any of the provisions of its limited partnership agreement.

     (h) California Farms (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware,
(ii) has the authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on California Farms. California Farms has heretofore delivered or made available to Buyer a true and complete copy of the California Farms Limited Partnership Agreement as in effect on the date hereof. California Farms is not in violation of any of the provisions of the California Farms Limited Partnership Agreement.

     3.2  AUTHORIZATION.  (a)  Western Farm & Cattle has all requisite power,
          -------------
authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3 and the approval of this Agreement and the Ancillary Agreements to which Western Farm & Cattle is a party by the shareholders of Western Farm & Cattle, performance by Western Farm & Cattle of this Agreement and the Ancillary Agreement to which Western Farm & Cattle is a party have been duly authorized by all necessary corporate action on the part of Western Farm & Cattle, and this Agreement has been duly executed and delivered by Western Farm & Cattle. Other than the approval of this Agreement and the Ancillary Agreements to which Western Farm & Cattle is a party by the board and shareholders of Western Farm & Cattle, no proceedings on the part of Western Farm & Cattle are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Western Farm & Cattle is a party by Western Farm & Cattle and the consummation by Western Farm & Cattle of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Western Farm & Cattle is a party constitute valid and legally binding agreements of Western Farm & Cattle, enforceable against Western Farm & Cattle in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (b) CLCC has all requisite power, authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3 and the approval of this Agreement and the Ancillary Agreements to which CLCC is a party by the stockholders of CLCC, performance by CLCC of this Agreement and the Ancillary Agreements to which CLCC is a party have been duly authorized by all necessary corporate action on the part of CLCC, and this Agreement has been duly executed and delivered by CLCC. Other than the approval of this Agreement and the Ancillary Agreements to which CLCC is a party by the board and shareholders of CLCC, no proceedings on the part of CLCC are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which CLCC is a party by CLCC and the consummation by CLCC of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which CLCC is a party constitute valid and legally binding agreements of CLCC, enforceable against CLCC in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (c) N.N. Investors has all requisite power, authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3, performance by N.N. Investors of this Agreement and the

Ancillary Agreements to which N.N. Investors is a party have been duly authorized by all necessary partnership action on the part of N.N. Investors, and this Agreement has been duly executed and delivered by N.N. Investors. No proceedings on the part of N.N. Investors and its general and limited partners are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which N.N. Investors is a party by N.N. Investors and the consummation by N.N. Investors of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreement to which N.N. Investors is a party constitute valid and legally binding agreements of N.N. Investors, enforceable against N.N. Investors in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d) GenPar has all requisite power, authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3 and approval of this Agreement and the Ancillary Agreements to which GenPar is a party by the board of directors and sole shareholder of GenPar, performance by GenPar of this Agreement and the Ancillary Agreements to which GenPar is a party have been duly authorized by all necessary corporate action on the part of GenPar, and this Agreement has been duly executed and delivered by GenPar.
Other than the approval of this Agreement and the Ancillary Agreements to which GenPar is a party by the board of directors and sole shareholder of GenPar, no proceedings on the part of GenPar are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which GenPar is a party by GenPar and the consummation by GenPar of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which GenPar is a party constitute valid and legally binding agreements of GenPar, enforceable against GenPar in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (e) FW Ranch has all requisite power, authority and legal right to enter into this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3 and the approval of this Agreement and the Ancillary Agreements to which FW Ranch is a party by the partners of FW Ranch, performance by FW Ranch of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all necessary partnership action on the part of FW Ranch, and this Agreement has been duly executed and delivered by FW Ranch. Other than the approval of this Agreement and the Ancillary Agreements and the Ancillary Agreements to which FW Ranch is a party by the partners of FW Ranch, no proceedings on the part of FW Ranch and its general and limited partners are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which FW Ranch is a party by FW Ranch and the consummation by FW Ranch of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which FW Ranch is a party constitute valid and legally binding agreements of FW Ranch, enforceable against FW Ranch in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     3.3  CONSENTS, APPROVALS, ETC. (a) The execution, delivery and performance
          -------------------------
by Western Farm & Cattle, CLCC and N.N. Investors of this Agreement and the Ancillary Agreements to which such entities are parties require no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings and notices not required to be made or given until after the Closing Date, (iii) filings, at any time, of tax returns, tax reports and tax information statements, and (iv) any such action or filing as to which the failure to take or make such action or filing would not, individually or in the aggregate, have a Material Adverse Effect on WFLP, Western Farm & Cattle, CLCC or N.N. Investors.

     (b) The execution, delivery and performance by GenPar and FW Ranch of this Agreement and the Ancillary Agreements to which such entities are parties require no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings and notices not required to be made or given until after the Closing Date, (iii) filings, at any time, of tax returns, tax reports and tax information statements, and (iv) any such action or filing as to which the failure to take or make such action or filing would not, individually or in the aggregate, have a Material Adverse Effect on FWRLP, GenPar or FW Ranch.

     3.4  NON-CONTRAVENTION.  (a)  The execution, delivery and performance by
          -----------------
Western Farm & Cattle, CLCC and N.N. Investors of this Agreement and the Ancillary Agreements to which such entities are parties do not and will not (i) violate the WFLP Limited Partnership Agreement, California Farms Limited Partnership Agreement, the articles of incorporation and bylaws of Western Farm & Cattle or CLCC or the limited partnership agreement of N.N. Investors, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Law or Order, (iii) require any consent or other action by any Person under, violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of WFLP, Western Farm & Cattle or California Farms or to a loss of any benefit to which WFLP, Western Farm & Cattle or California Farms is entitled, under any material agreement or other material instrument binding upon WFLP, Western Farm & Cattle or California Farms or any of their properties or assets or any material license, franchise, permit or other similar authorization held by WFLP, Western Farm & Cattle or California Farms or (iv) result in the creation or imposition of any material Lien on any asset of WFLP, the WFLP GP Interest or the WFLP LP Interest.

     (b) The execution, delivery and performance by Western Farm & Cattle, CLCC and N.N. Investors of this Agreement and the Ancillary Agreements to which such entities are parties do not and will not (i) violate the articles of incorporation and bylaws of CLCC or the limited partnership agreement of N.N. Investors; (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Law or Order; (iii) require any consent or other action by any Person under, violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Western Farm & Cattle, California Farms or WFLP or to a loss of any benefit to which California Farms or WFLP is entitled, under any material agreement or other material instrument binding upon Western Farm & Cattle, California Farms or WFLP or any of their properties or assets or any material license, franchise, permit or other similar authorization held by Western Farm & Cattle, California Farms or WFLP; or (iv) result in the creation or imposition of any material Lien on any asset of California Farms, the California Farms GP Interest or the California Farms LP Interest.

     (c) The execution, delivery and performance by GenPar or FW Ranch of this Agreement and the Ancillary Agreements to which such entities are parties do not and will not (i) violate the FWRLP Limited Partnership Agreement, the articles of incorporation and bylaws of GenPar or the limited partnership agreement of FW Ranch, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Law or Order, (iii) require any consent or other action by any Person under, violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of FWRLP, GenPar or FW Ranch or to a loss of any benefit to which FWRLP, GenPar or FW Ranch is entitled, under any material agreement or other material instrument binding upon FWRLP, GenPar or FW Ranch or any of their properties or assets or any material license, franchise, permit or other similar authorization held by FWRLP, GenPar or FW Ranch or (iv) result in the creation or imposition of any material Lien on any asset of FWRLP, GenPar or FW Ranch, the FWRLP GP Interest or the FWRLP LP Interest.

     3.5  CAPITALIZATION.  (a)  Western Farm & Cattle is the sole general
          --------------
partner of WFLP and California Farms is the sole limited partner of WFLP. The equity of WFLP consists of the WFLP GP Interest, which represents a 1% interest in WFLP, and the WFLP LP Interest, which represents a 99% interest in WFLP. There are no outstanding interests in WFLP other than the WFLP GP Interest and the WFLP LP Interest.

     (b) All outstanding WFLP Interests have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in Section 3.5(a), there are no outstanding (i) interests in WFLP or (ii) options, warrants, calls, rights, preemptive rights or other contracts, commitments, arrangements or understandings under which any Person has the right to acquire from WFLP, or WFLP is obligated to issue, sell or deliver, any WFLP interests. There are no outstanding obligations of WFLP or any of its Affiliates to repurchase, redeem or otherwise acquire any interest in WFLP.

     (c) Western Farm & Cattle owns the WFLP GP Interest, and California Farms owns the WFLP LP Interest, in each case free and clear of all Liens.

     (d) GenPar is the sole general partner of FWRLP, and FW Ranch is the sole limited partner of FWRLP. The equity of FWRLP consists of the FWRLP GP Interest, which represents a 1% interest in FWRLP, and the FWRLP LP Interest, which represents a 99% interest in FWRLP. There are no outstanding interests in FWRLP other than the FWRLP GP Interest and the FWRLP Interest.

     (e) All outstanding FWRLP Interests have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in Section 3.5(d), there are no outstanding (i) interests in FWRLP or (ii) options, warrants, calls, rights, preemptive rights or other contracts, commitments, arrangements or understandings under which any Person has the right to acquire from FWRLP, or FWRLP is obligated to issue, sell or deliver, any interests in FWRLP. There are no outstanding obligations of FWRLP or any of its Affiliates to repurchase, redeem or otherwise acquire any interest in FWRLP.

     (f) GenPar owns the FWRLP GP Interest, and FW Ranch owns the FWRLP LP Interest, in each case free and clear of all Liens.

     (g) CLCC is the sole general partner of California Farms, and N.N. Investors is the sole limited partner of California Farms. The equity of California Farms consists of the California Farms GP Interest, which represents a 1% interest in California Farms, and the California Farms LP Interest, which represents a 99% interest in California Farms. There are no outstanding interests in California Farms other than the California Farms GP Interest and the California Farms LP Interest.

     (h) All outstanding California Farms Interests have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in Section 3.5(h), there are no outstanding (i) interests in California Farms or (ii) options, warrants, calls, rights, preemptive rights or other contracts, commitments, arrangements or understandings under which any Person has the right to acquire from California Farms, or California Farms is obligated to issue, sell or deliver, any interests in California Farms. There are no outstanding obligations of California Farms or any of its Affiliates to repurchase, redeem or otherwise acquire any interest in California Farms.

     (i) CLCC owns the California Farms GP Interest, and N.N. Investors owns the California Farms LP Interest, in each case free and clear of all Liens.

     3.6  ALL ASSETS NECESSARY.  (a)  WFLP owns, leases or licenses all material
          --------------------
property and assets necessary to carry on its businesses and operations as presently conducted, and all such assets and properties (other than as Buyer and Sellers may mutually agree) will be conveyed to Buyer at the Closing and will as of the Closing permit Buyer to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Closing.

     (b) FWRLP owns, leases or licenses all material property and assets necessary to carry on its businesses and operations as presently conducted, and all such assets and properties (other than as Buyer and Sellers may mutually agree) will be conveyed to Buyer at the Closing and will as of the Closing permit Buyer to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Closing.

     (c) California Farms owns, leases or licenses all material property and assets necessary to carry on its businesses and operations as presently conducted, and all such assets and properties (other than as Buyer and Sellers may mutually agree) will be conveyed to Buyer at the Closing and will as of the Closing permit Buyer to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Closing.

     3.7  SUBSIDIARIES.  WFLP does not have any Subsidiaries.  FWRLP does not
          ------------
have any Subsidiaries. California Farms does not have any Subsidiaries other than WFLP.

     3.8  FINANCIAL STATEMENTS; BOOKS AND RECORDS.  (a)  The pro forma restated
          ---------------------------------------
combined financial statements of WFLP (as nominee for California Farms) and FWRLP for the years ended December 31, 1996 and 1995, copies of which have been furnished to Buyer, have been prepared to reflect the assets and continuing liabilities of WFLP and its property and leasing operations after eliminating cattle operations and non-recurring and certain discretionary expenses not related to the leasing operations. Such pro forma restated combined financial statements, subject to such pro forma adjustments and certain assumptions described therein, have been prepared on a consistent basis during the periods involved and present fairly, in all material respects, the restated pro forma combined financial position of the property of WFLP (as nominee for California Farms) and FWRLP as of December 31, 1996 and 1995 and the results of operations of WFLP (as nominee for California Farms) and FWRLP for the years ended December 31, 1996 and 1995. The books of account, record books, minutes books and other partnership records of WFLP are in all material respects complete and correct and have been maintained in accordance with good business practices.

     (b) The projected pro forma combined financial statements of WFLP (as nominee for California Farms) and FWRLP for the eight months ended August 31, 1997, copies of which have been furnished to Buyer, have been prepared to reflect the assets and continuing liabilities of WFLP and FWRLP and their property and leasing operations after eliminating cattle operations and non-recurring and certain discretionary expenses not relating to the leasing operations. Such projected pro forma restated combined financial statements, subject to such pro forma adjustments and certain assumptions described therein, present on the basis of the assumptions stated, the projected pro forma combined financial position of WFLP (as nominee for California Farms) and FWRLP at August 31, 1997 and the projected pro forma combined income and expenses of the property and leasing operations of such entities for the eight months ended August 31, 1997.

     3.9  ABSENCE OF CERTAIN CHANGES.  (a)  Except as disclosed in Schedule 3.9,
          --------------------------
since January 1, 1997, the businesses of WFLP and California Farms have been conducted in the ordinary course consistent with past practices, and neither WFLP nor California Farms has taken or permitted to occur any action which, if taken after the date hereof, would constitute a breach of Section 5.1.

     (b) Since its formation, the business of FWRLP has been conducted in the ordinary course, and FWRLP has not taken or permitted to occur any action which, if taken after the date hereof, would constitute a breach of Section 5.1.

     3.10 UNDISCLOSED LIABILITIES.  (a)  There are no liabilities of WFLP,
          -----------------------
California Farms or FWRLP of any kind whatsoever, whether accrued, contingent, absolute, determined or otherwise, other than:

          (i) liabilities provided for in the pro forma restated combined balance sheet of WFLP (as nominee for California Farms) and FWRLP as of December 31, 1996;

          (ii) liabilities disclosed on Schedule 3.10(a);

          (iii) liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practice and in amounts and on terms consistent with past practice; and

          (iv) other undisclosed liabilities that are not individually or in the aggregate material to WFLP, California Farms or FWRLP.

     (b) Except as disclosed in Schedule 3.10(b), neither WFLP, nor California Farms nor FWRLP has entered into or invested in any derivative financial instruments.

     3.11 MATERIAL CONTRACTS.  (a)  Except as disclosed in Schedule 3.11 or
          ------------------
Schedule 3.14(a), as of the date hereof, neither WFLP, nor California Farms nor FWRLP is a party to or bound by:

          (i) any lease of real property where WFLP, California Farms or FWRLP is tenant (A) providing for annual base rentals of $50,000 or more, (B) expiring after December 31, 2002 or (C) where WFLP, California Farms or FWRLP or any of their respective Affiliates holds an equity or fee interest in such real property;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments by WFLP, California Farms or FWRLP of $50,000 or more or (B) aggregate required payments by WFLP, California Farms or FWRLP of $500,000 or more;

          (iii) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which WFLP, California Farms or FWRLP serves as a general partner or otherwise has unlimited liability or for which WFLP, California Farms or FWRLP would be subject to further mandatory funding, contribution or loss sharing obligations;

          (iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (v) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement or arrangement relating thereto;

          (vi) any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other Person in excess of $50,000;

          (vii) any license, franchise or similar agreement material to WFLP, California Farms or FWRLP;

          (viii) any agency, dealer, sales representative, marketing or other similar agreement material to WFLP, California Farms or FWRLP;

          (ix) any agreement that restricts or prohibits WFLP, California Farms or FWRLP from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit WFLP, California Farms or FWRLP after the Closing Date;

          (x) any agreement material to the conduct of the business of WFLP or FRWLP containing "change in control" or similar provisions relating to change in control of WFLP, California Farms or FWRLP;

          (xi) any agreements (other than their respective limited partnership agreements and any indemnification provisions in the Loan Documents with Metropolitan Life) material to WFLP, California Farms or FWRLP pursuant to which WFLP, California Farms or FWRLP is obligated to indemnify any other Person; or

          (xii) any agreement with any of WFLP's, California Farms' or FWRLP's Affiliates.

     (b) WFLP, California Farms and FWRLP have heretofore furnished or made available to Buyer complete and correct copies of the contracts, agreements and instruments listed on Schedule 3.11, each as amended or modified to the date hereof, including any waivers with respect thereto (the "Significant Agreements"). Except as specifically disclosed on Schedule 3.11, and except to the extent not material, individually or in the aggregate, to WFLP,

California Farms or FWRLP: (i) each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity); (ii) neither Sellers, nor WFLP, nor California Farms, nor FWRLP have received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements;
(iii) no Significant Agreement is the subject of, or, to the Knowledge of Sellers, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; and (iv) there exists no material event of default or occurrence, condition or act on the part of WFLP, California Farms or FWRLP or, to the Knowledge of Sellers, on the part of any other party to the Significant Agreements that constitutes or would constitute (with notice or lapse of time or both) a material breach or violation of or material default in the performance or observance of any term or provision of any of the Significant Agreements.

     (c) Except as set forth on Schedule 3.11 or Schedule 3.14(a), there are no transactions, commitments or obligations between WFLP, California Farms or FWRLP and any beneficial owner, directly or indirectly, of any general partner interest in WFLP, California Farms or FWRLP or any limited partner interest of five percent or more in WFLP, California Farms or FWRLP or any of such beneficial owner's Affiliates which will continue after the Closing. In addition, except as set forth on Schedule 3.11, none of the matters listed on
Schedule 3.11 will provide to WFLP, California Farms or FWRLP assets, income, financing or business on a basis significantly more or less favorable than that available from unaffiliated Persons.

Schedule 3.11 (i) states the amounts due from WFLP, California Farms or FWRLP to any beneficial owner, directly or indirectly, of any general partner interest in WFLP, California Farms or FWRLP or any limited partner interest of five percent or more in WFLP, California Farms or FWRLP or any of such beneficial owner's Affiliates, (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of any beneficial owner, directly or indirectly, of any general partner interest in WFLP, California Farms or FWRLP or any limited partner interest of five percent or more in WFLP, California Farms or FWRLP or any of such beneficial owner's affiliates in any supplier or customer of, or any other entity that will have business dealings with WFLP, California Farms or FWRLP after the Closing. To the knowledge of WFLP, California Farms or FWRLP neither any beneficial owner, directly or indirectly, of any general partner interest in WFLP, California Farms or FWRLP or any limited partner interest of five percent or more in WFLP, California Farms or FWRLP or any of such beneficial owner's Affiliates, nor any officer or key employee (each key employee being listed on Schedule 3.11 to this Agreement) of WFLP, California Farms or FWRLP possesses, directly or indirectly, any ownership interest in, or is a director, officer, employee or consultant to, any corporation or other business which is a client, supplier, customer, lessor, tenant or competitor of WFLP, California Farms or FWRLP.

     3.12 LITIGATION.  Except as disclosed on Schedule 3.12, there is no action,
          ----------
suit, arbitration, investigation or proceeding pending against, or, to the Knowledge of Sellers, threatened against, or affecting the properties, real, personal or other, of WFLP, California Farms or FWRLP before any Governmental Body and, to the Knowledge of Sellers, there is no reasonable basis for any such claim in which the damages alleged or sought exceeds or could reasonably be expected to exceed $50,000 or which seeks or could reasonably be expected to result in non-monetary relief, other than non-monetary relief that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on WFLP, California Farms or FWRLP. As of the date hereof and as of no other date, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of Sellers, threatened against, or affecting the properties of, WFLP, California Farms or FWRLP before any Governmental Body which challenges or seeks to prevent the transactions contemplated hereby. Neither WFLP nor California Farms nor FWRLP nor any of their respective properties is subject to any Order which would prevent or delay the consummation of the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect on WFLP, California Farms, FWRLP or Buyer.

     3.13 COMPLIANCE WITH LAWS.  To the Knowledge of Sellers, except as
          --------------------
disclosed on Schedule 3.13, WFLP and California Farms are and have been at all times since January 1, 1996 (and FWRLP is and since its formation has been) in compliance with all applicable material Laws and Orders, except to the extent that failure to be in compliance would not have a Material Adverse Effect on WFLP, California Farms or FWRLP. To the Knowledge of Sellers, no investigation by any Governmental Body of WFLP, California Farms or FWRLP is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Material Adverse Effect on WFLP or FWRLP. All Properties held by WFLP, California Farms and FWRLP and the Water Rights associated therewith since January 1, 1996 have been held and operated in compliance with all applicable Laws and Orders, except to the extent that failure to be in compliance would not have a Material Adverse Effect.

     3.14 PROPERTIES.  (a)  Title and Certain Other Matters.  Schedule 3.14(a)
          ----------        -------------------------------
(the "Property Schedule") lists all of WFLP's, California Farms' and FWRLP's Properties, except as may be otherwise specifically indicated on the Property Schedule with respect to each Property.

          (i) WFLP, California Farms or FWRLP is the owner of, and has good and marketable (or, in the case of Properties located in Texas, good and indefeasible) fee title to, the Property and has full right, power, and authority to contract to convey and to convey the Property without the joinder or consent of any other person or entity. Except as may have been disclosed in the title policies and/or title reports furnished to Buyer, to the Knowledge of Sellers, there are no material leases, licenses, encumbrances, or other agreements, liens or rights affecting the Property that would extend beyond the Closing.

          (ii) There are no pending, threatened or contemplated condemnation or similar proceedings, claims, governmental investigations, litigations, or other proceedings affecting the Property or any portion thereof.

          (iii) There exist no notices of violations that are uncured which have been served by any Governmental Body or authority of violations of Law that would affect the Property or any portion thereof or its proposed development or use.

          (iv) To the Knowledge of Sellers, there exist no material adverse facts relating to the physical condition of the Property or any portion thereof, including, without limitation, adverse soil conditions, and contamination by Hazardous Materials.

          (v) To the Knowledge of Sellers, the parcels comprising the Property located in California are legal parcels in compliance with the California Subdivision Map Act and all applicable local subdivision ordinances.

          (vi) Subject to pro-ration for taxes and other assessments, there are no outstanding obligations to any governmental authorities, utility companies, school districts, or other governmental agencies which would apply to Buyer or its successors or assigns.

     (b) Other Matters.  The Property Schedule accurately sets forth for each
         -------------
Property the date of acquisition by WFLP, California Farms or FWLRP's predecessor in title and the total price paid for and acreage of the Property. Except as may be otherwise specifically set forth on the Property Schedule:

          (i) Neither Sellers, nor WFLP, nor California Farms, nor FWRLP has received any notice alleging, or has any knowledge, that the current use of any of the Properties does or will constitute a violation of, any of the easements, covenants, conditions, agreements, restrictions, liens, or other encumbrances or title matters ("Encumbrances") affecting any of the Properties, and all consents required therefor under those Encumbrances, if any, have been obtained and not revoked. To the Knowledge of Sellers, there are no defaults under any of the Encumbrances by any party thereto and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder. The Encumbrances do not as a whole, prevent the practical use of the Property for agriculture or as currently used. The benefits and obligations of the Encumbrances shall continue to enure to WFLP and FWRLP after the Closing.

          (ii) Since the date of acquisition of each of the Properties by WFLP, California Farms (if any) or FWRLP's predecessor in title, there have been no exploration, drilling, mining, or other investigation or activities on the Property in respect of any oil, gas, hydrocarbons, minerals, geothermal energy or resources, or the like.

          (iii) Since the date of acquisition of each of the Properties by WFLP, California Farms (if any) or FWRLP's predecessor in title, there has been no challenge to the title of WFLP, California Farms or FWRLP to the Property or any portion of the Property or any easement or other interest or right appurtenant to the Property, and WFLP, California Farms or FWRLP has been in exclusive possession of the Property, subject only to the rights of tenants under the Leases.

     (c) Taxes.  The Property Schedule accurately sets forth, for each of the
         -----
Properties, (i) the tax lot(s) or other tax-map designation(s) comprising the Property, (ii) the current assessed valuation for each tax lot comprising the Property, and (iii) the total real estate taxes and assessments and personal property taxes and assessment of whatever nature, payable in respect of the Property for the current fiscal year. Except as set forth on the Property Schedule, there are no tax abatements or exemptions affecting any of the Properties. Each of the Properties identified on the Property Schedule constitutes a separate and distinct lot or parcel, or lots and parcels, for purposes of real estate taxation, and no part of any of the Properties is part of a tax lot or parcel with any property not part of the Property. No special assessments have been levied, or to the Knowledge of Sellers, are contemplated or pending, against any such Property or any part thereof.

     (d) Leases.  Attached to this Agreement as Schedule 3.14(d)  (the "Rent
         ------
Roll") is an accurate schedule of all existing leases, tenancies, licenses or other occupancy or use agreements or arrangements affecting any of the Properties shown on the Property Schedule (each, a "Lease"), accurately setting forth, among other things, the name of the tenant thereunder, the commencement and expiration date of the Lease, whether there is any right of renewal or extension of the Lease, and, if so, whether such right has been exercised and the outside date to which the term maybe extended, the rent payable under the Lease and the date to which rent has been paid, and any security received in connection with the Lease. Except as may be otherwise specifically set forth on the Rent Roll, for each Lease:

          (i) the term of each has commenced and the tenant thereunder is occupying or otherwise has taken possession of the premises leased to it and has commenced the payment of rent;

          (ii) all of the landlord's material covenants and obligations thereunder accrued to date have been performed;

          (iii) no construction, alteration, decoration, or other work remains to be performed or paid for thereunder by the landlord, and all allowances or other sums, if any, to be paid to any tenants has been paid;

          (iv) there has been no material default, nor any claim of default, on the part of any party thereto, and to the Knowledge of Sellers, no event has occurred that, with notice or lapse of time or both, would constitute a default by any party thereto;

          (v) no rent, additional rent, or other charge has been paid for more than three months in advance;

          (vi) no tenant has exercised any option granted to it under its Lease to cancel or terminate its Lease or shorten the term thereof (unless such tenant or another tenant has entered into a new lease replacing the terminated lease), renew or extend the term thereof, or lease additional property;

          (vii) no tenant has any option to purchase, or right of refusal, right of first offer, or other preemptive right with respect to the purchase of the Property or any part thereof; and

          (viii) there are no leasing, broker's, or finder's commissions or compensations of any kind that are unpaid although due and payable or due or to become due after the Closing with respect to any of the Leases, with respect to the primary terms of any such Leases.

     (e) Insurance. Neither Sellers, nor WFLP, nor California Farms nor FWRLP
         ---------
has received (or has any knowledge of) any notice or request from any insurance company that has issued insurance in respect of the Property or any board of fire underwriters (or organization exercising similar functions) requiring the performance of any work in respect of the Property or any part thereof, or canceling or threatening to cancel any existing insurance policies pertaining to the Property.

     (f) To the Knowledge of Sellers, the map relating to the California
         ---------------------------------------------------------------
Properties delivered by Sellers to Buyer generally depicts the location of the
------------------------------------------------------------------------------
Properties of WFLP and California Farms in all material respects.  To the
---------------------------------------------------------------------------
Knowledge of Sellers, the surveys that were ordered by Sellers or their
------------------------------------------------------------------------
Affiliates in connection with the purchase of such Properties (which were
-------------------------------------------------------------------------
delivered to Buyer by Sellers) were prepared in accordance with the standards
-----------------------------------------------------------------------------
 for a Category 1B, Rural, Condition IV survey as specified by the latest
--------------------------------------------------------------------------
edition of the Manual of Practice for Land Surveying.
----------------------------------------------------

     3.15 WATER RIGHTS.  This Section 3.15 addresses Water Rights in California
          ------------
and Texas.

     (a)  California Properties.  With respect to the real properties situated
          ---------------------
in California ("California Properties"):

          (i) By virtue of WFLP's fee ownership of approximately 41,868 acres of land in Imperial County, California as set forth on the Property Schedule, a11 of which land is located within the Imperial Irrigation District (the "IID") and within the irrigation service area of the IID, WFLP, as owner of the California Properties, is entitled to use water diverted by the IID from the Colorado River and distributed to the California Properties through the facilities of the IID (the "IID Water") for reasonable and beneficial use, subject only to the availability to the IID of Colorado River water under existing IID title, rights, contracts, and Laws and Orders.

          (ii) To the Knowledge of Sellers, each of the California Properties, during its period of ownership by WFLP, has been used solely for agricultural purposes, and in connection with those agricultura1 activities, has received IID Water from the IID. Schedule 3.15 (a)(ii) accurately sets forth the annual consumptive water usage of IID Water for the respective California Properties for the periods shown on that schedule. Those usage amounts are based on information provided to WFLP by the IID, and to the Knowledge of Sellers, reflect, in all material respects, the records of the IID.

          (iii) To the Knowledge of Sellers, the annua1 allocation of Colorado River water to WFLP's California Properties by the IID depends upon the amount of Colorado River water made available to IID under its 1932 Contract with the United States Department of the Interior, Bureau of Reclamation (the "Bureau"), as more fully described in Schedule 3.15(a)(iii) attached.

          (iv) Were there to be a drought or other condition that would reduce the amount of Colorado River water available to the IID, such that landowners within the IID would not be entitled to receive all water requested by them, the owner(s) of the California Properties

(WFLP or any subsequent owner) would be entitled to receive its pro rata share of water available to the IID as determined by the IID under applicable Law.

          (v) To the Knowledge of Sellers, WFLP has never been denied delivery to the respective California Properties of the full amount of IID Water requested by it for the irrigation of crops grown on the California Properties, or by agents or tenants on behalf of WFLP. To the Knowledge of Sellers, no Person has contested, challenged, or otherwise called into question WFLP'S right, as owner of the California Properties, to the receipt and use of all IID Water requested by it to irrigate the California Properties,

          (vi) WFLP has at a11 times during its ownership of the California Properties complied in all material respects with the rules and regulations promulgated by the IID, and with any other applicable Law or Order, for the distribution and use of water from the Colorado River. Without limiting the generality of the foregoing, to the Knowledge of Sellers, WFLP has at all times during its ownership of the California Properties duly and properly filed, and kept in ful1 force and effect, all necessary applications for the delivery of IID Water to the California Properties, including, without limitation, for each of the Ca1ifornia Properties, a "Certificate of Ownership and Authorization of Agent or Tenant," true and complete copies of which have been furnished to Buyer.

          (vii) Subject only to and in accordance with applicable regulations and procedures that may be established by the IID or the Bureau and other applicable Laws and Orders, without the consent of any other Person, WFLP, as owner of the California Properties, has been advised and believes in good faith that it has the right to transfer, through an IID program, IID Water to any California Person inside or outside the IID (it being recognized that thus far no specific allocation of IID water on a property-by-property basis has been established by the IID, since IID Water for reasonable and beneficia1 use for agriculture has been readily available within the IID, as requested by the landowners). WFLP has not sold, assigned, or otherwise transferred, or agreed or attempted to do so, that right (nor any title to or interest in the IID Water). WFLP has been advised and in good faith believes that, under applicable Law, the Bureau will approve an intrastate transfer of Colorado River water conserved by IID landowners.

          (viii) In connection with all transfers of IID Water by WFLP, as owner of the California Properties, WFLP has been advised and believes in good faith that it will receive the proceeds from the sale or other transfer of IID Water, reduced by at present indeterminable non-discriminatory Taxes, costs, and charges imposed in connection with the transfer. Neither WFLP nor any of its Affiliates has received any opinion of counsel retained by WFLP, or by any Affiliate of WFLP or any of the Sellers, that concludes that there is any substantial likelihood that WFLP could not sell or otherwise transfer its IID Water through a program established by the IID, and receive the proceeds, net of Taxes, costs and charges, from such sales or other transfers.

          (ix) Sellers are not aware of any policy of the IID that would suggest that the IID would not permit the sale or other transfer by the IID of Colorado River water outside the service area of IID, or would not permit landowners, including WFLP or its successor-in-interest, to receive the proceeds, net of Taxes, costs and charges, from the sale or other transfer of IID Water to Persons outside the IID. WFLP has a good faith belief, after due inquiry, that WFLP, through the IID, will be able to market and sell IID Water and receive the proceeds therefrom, net of Taxes, costs and charges.

          (x) To the Knowledge of Sellers, there exist no notices, cured or not, which have been issued by the IID or any other Person during WFLP's ownership of the California Properties, which could materially affect the entitlement to or delivery of IID Water to WFLP's California Properties or WFLP's entitlement to sell or otherwise transfer IID Water in conjunction within IID and Bureau policies and procedures and other applicable Laws and Orders.

          (xi) All rights of landowners within the IID to water from the IID are appurtenant to the land and run with the land, and cannot be severed from the land. Accordingly, any reservation of water or rights to water in deeds of the California Properties to WFLP or in any prior deeds or other conveyances of the California Properties would not affect the rights of WFLP, as owner of the California Properties, to IID Water.

     (b)  TEXAS PROPERTIES.  With respect to the real properties situated in
          ----------------
Texas ("Texas Properties"):


          (i) By virtue of FWRLP's fee ownership of approximately 4,549 acres of land in Texas as set forth on the Property Schedule, all of which land is located above the body of underground water known as the Edwards Aquifer, FWRLP, as owner of the Texas Properties, is and will after the Closing be entitled to draw water from the Edwards Aquifer (the "EA Water") annually for beneficial use, subject to applicable Law or Orders.

          (ii) Since acquisition of the Texas Properties by FWRLP or any of its Affiliates (or nominees for any of its Affiliates), EA Water has been drawn for agricultural purposes at the Texas Properties on an interim basis at historical levels, based upon authorization contained in, and in accordance with, applicable Law.

          (iii) FWRLP, or its predecessors in interest, has applied to receive Initial Regular Permits issued by the Edwards Aquifer Authority (the "EA Authority") and all other licenses, certificates, approvals, or other Permits required by the Edwards Aquifer Authority Act, the procedures of the EA Authority, or any other Governmental Body, so as to establish and perfect FWRLP's right and entitlement, from and after the Closing, to the EA Water by virtue of the ownership of the Texas Properties.

          (iv) Without limiting the generality of the foregoing, FWRLP or its predecessors in interest has filed on a timely basis and in proper form and in compliance with all applicable Law and Orders, on behalf of the owner(s) of the Texas Properties and in a manner that will accrue to the benefit of FWRLP, from and after the Closing, all applications and declarations required by the EA Authority for the issuance of Initial Regular Permits, as authorized by Section
1.16 of the Edwards Aquifer Authority Act, and for the interim withdrawal and beneficial use of groundwater, pursuant to Section 1.17 of the Edwards Aquifer Authority Act, based on the historical use of water from the Edwards Aquifer.
No uncured notice specific to FWRLP's application has been received, from the EA Authority or any other Governmental Body, to the effect that any such application is deficient. The application amounts of water for the respective Texas Properties, as well as historical usages of EA Water at the respective Texas Properties (on an acreage basis), are set forth on the Property Schedule.

          (v) To the Knowledge of Sellers, FWRLP has never been denied delivery to the respective Texas Properties of the full amount of EA water requested by it or by agents or tenants on behalf of FWRLP.

          (vi) Subject to and in accordance with any applicable regulations and procedures of the EA Authority and Laws or Orders, to the Knowledge of Sellers, FWRLP will have the right to use and/or transfer the EA Water to any Person; neither that right, nor any title to or interest in the EA Water, has been sold, assigned, or otherwise transferred or encumbered by FWRLP, except pursuant to the farming leases for the Texas Properties for use by tenants in agricultural operations at the respective Texas Properties only during the terms of the respective farming leases.

          (vii) In connection with all transfers of EA Water, FWRLP, as owner of the Texas Properties, from and after the Closing will have the right to receive all proceeds from the sale or other transfer of that EA Water, subject only to Taxes, costs and charges.

          (viii) The owner(s) of the Texas Properties affiliated with Sellers have at all times during their ownership of the Texas Properties complied in all material respects with the rules and regulations promulgated by the EA Authority for the withdrawing, distribution, and use of water from the Edwards Aquifer (the EA Water), and complied with any other applicable provisions of any Law or Order concerning the EA Water.

          (ix) To the Knowledge of Sellers, there exist no uncured notices specific to the Texas Properties which have been issued by the EA Authority that could materially affect the eligibility of FWRLP to qualify for the issuance and thereafter the continuing effectiveness of Initial Regular Permits, as authorized by Section 1.16 of the Edwards Aquifer Authority Act, and all other Permits that may be required under any applicable Law or Order, for the annual withdrawal and beneficial use of groundwater pursuant to the Edwards Aquifer Authority Act based on the historical use of water from the Edwards Aquifer, or any right to transfer EA Water in conjunction with any applicable EA Authority policies and procedures or any other applicable Law or Order.

     3.16 LICENSES AND PERMITS; REGULATORY MATTERS.  (a)  WFLP, California Farms
          ----------------------------------------
or FWRLP holds or has received all licenses, franchises, exemptions, orders, approvals, permits or other similar authorizations (the "Permits") necessary for the ownership and conduct of their respective businesses or the operation of the Properties of WFLP, California Farms or FWRLP in the manner now conducted or to be conducted immediately prior to the Closing in each of the jurisdictions in which WFLP, California Farms or FWRLP conducts or operates their respective businesses, and such Permits are in full force and effect except where any failure to hold any Permit or any failure of any Permit to be in full force and effect would not, individually or in the aggregate, materially impair the ability of WFLP, California Farms or FWRLP to conduct their respective businesses. No material violations exist in respect of any Permit of WFLP, California Farms or FWRLP, and no proceeding or investigation is pending or, to the Knowledge of Sellers, threatened, that would be reasonably likely to result in the suspension of, revocation of or material limitation or restriction on any Permit and, to the Knowledge of Sellers, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding. Except to the extent that failure to file or comply would not reasonably be expected to have a Material Adverse Effect on WFLP, California Farms or FWRLP, WFLP, California Farms and FWRLP have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any applicable Governmental Body, and all such reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable Law in effect when filed and no material deficiencies have been asserted by any such Governmental Body with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied.

     3.17 [Reserved]

     3.18 ENVIRONMENTAL MATTERS.  (a)  Except as would not, individually or in
          ---------------------
the aggregate, have a Material Adverse Effect on WFLP, California Farms or
FWRLP: (i) WFLP, California Farms and FWRLP and their respective Properties are each in compliance with all applicable Environmental Laws and have all Governmental Approvals required for their operations and their Properties necessary to conduct WFLP's, California Farms' or FWRLP's current operations, and WFLP, California Farms or FWRLP has taken or will prior to the Closing take all necessary actions to ensure the transferability of all Governmental Approvals which are required with respect to its operations and its Properties or use of its Water Rights under any Environmental Law; (ii) to the Knowledge of Sellers, there are no pending or threatened claims against WFLP, California Farms or FWRLP or their respective Properties alleging a violation of any Environmental Laws; (iii) to the Knowledge of Sellers, there are no persons who have caused any release, threatened release, or disposal of any Hazardous Material on, onto or from the Properties that has resulted in or could result in a violation of any Environmental Law, the creation of liabilities or obligations under any Environmental Law or material diminution in value of the Properties;
(iv) there are no Properties that are adversely affected by any release, threatened release, or disposal of a Hazardous Material originating or emanating from any other property, nor were any Hazardous Materials manufactured, used, generated, stored, treated, transported, disposed of, released, or otherwise managed at any of the Properties; (v) there is no liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law at any of the Properties or at any other property and neither Sellers, nor WFLP, nor California Farms, nor FWRLP has received any written or oral request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9604) or comparable state or local laws; (vi) the Properties are not subject to any restrictions (except for requirements not to waste water), or imminent restrictions, on the ownership, occupancy, use or transferability of the Properties in connection with any (A) Environmental Law, or (B) release, threatened release, or disposal of any Hazardous Material; and (vii) Sellers have provided to Buyer any and all reports, records, data, site assessments or any other documents in their possession with respect to the Properties concerning Hazardous Materials and compliance with any Environmental Laws.

     3.19 LABOR AND EMPLOYEE BENEFIT MATTERS.  Neither WFLP, nor California
          ----------------------------------
Farms, nor FWRLP maintains any Benefit Plan.

     3.20 INFORMATION SUPPLIED.  Neither the information supplied or to be
          --------------------
supplied by or on behalf of Sellers, WFLP, California Farms or FWRLP for inclusion in any document to be filed by Buyer with the SEC or any self-regulatory organization in connection with the Acquisition will, on the date of its filing or effectiveness, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.21 NO BROKER.  No broker, finder, agent or similar intermediary has acted
          ---------
for or on behalf of WFLP, California Farms or FWRLP in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders' agents' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with WFLP, California Farms or FWRLP or any action taken by WFLP, California Farms or FWRLP.

     3.22 INSURANCE.  Each of WFLP, California Farms and FWRLP has, and will
          ---------
make provision through the Closing Date for, insurance coverage on its property and assets customary for similar businesses and consistent with past practice.

     3.23 NOT MISLEADING.  To the Knowledge of Sellers, none of the
          --------------
representations and warranties of Sellers in this Agreement or in any certificate or schedule delivered pursuant hereto or in connection with the transactions contemplated hereby, contain, or will contain at the time made or delivered, any untrue statement of a material fact or, omit to state a material fact necessary in order to make the statements herein and therein, in light of the circumstances in which they are made, not misleading.


                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

     4.1  CORPORATE EXISTENCE AND POWER.  Buyer (i) has been duly incorporated
          -----------------------------
and is validly existing as a corporation in good standing under the laws of Delaware, (ii) has all corporate powers required to own, lease or operate its properties and to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Buyer has heretofore delivered or made available to Sellers true and complete copies of the certificate of incorporation and bylaws of Buyer as in effect on the date hereof. Buyer is not in violation of any of the provisions of its articles of incorporation or bylaws.

     4.2  CORPORATE AUTHORIZATION.  Buyer has all requisite power, authority and
          -----------------------
legal right to enter into this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby. The execution, delivery and, subject to the receipt of the approvals referred to in Sections 4.3 and 10.2(d), performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party has been duly authorized by all necessary corporate action on the part of Buyer and this Agreement has been duly executed and delivered by Buyer. This Agreement and the Ancillary Agreements to which Buyer is a party constitute valid and legally binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4.3  CONSENTS, APPROVALS, ETC. The execution, delivery and performance by
          -------------------------
Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party require no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings and notices not required to be made or given until after the Closing Date, (iii) filings, at any time, of tax returns, tax reports and tax information statements, (iv) any such action or filing as to which the failure to take such action or filing would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Buyer to consummate the Acquisition, and (v) compliance with any applicable requirements under the listing rules of the New York Stock Exchange.

     4.4  NON-CONTRAVENTION.  The execution, delivery and performance by Buyer
          -----------------
of this Agreement and the Ancillary Agreements do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable Law or Order, (iii) require any consent or other action by any Person under, violate, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under, any material agreement or other material instrument binding upon Buyer or any of its properties or assets or any material license, franchise, permit or other similar authorization held by Buyer, or (iv) result in the creation or imposition of any material Lien on any asset of Buyer.

     4.5  CAPITALIZATION.  (a)  As of June 23, 1997, the authorized capital
          --------------
stock of Buyer consisted of 150,000,000 shares of Buyer Stock, of which 80,377,604 shares are issued and outstanding, and 3,000,000 shares of Preferred Stock, of which no shares are issued and outstanding.

     (b) All outstanding shares of Buyer Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights, except for those preemptive rights disclosed in agreements described on Schedule 6.4(d) to the Governance Agreement. At the Closing, Buyer will have reserved 1,200,000 shares of Buyer Stock for issuance upon exercise of the Warrants. The shares of Buyer Stock to be issued in accordance with Article 2 hereof and issuable upon exercise of Warrants have been duly authorized and will be validly issued, fully paid and non-assessable. There are no outstanding obligations of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Buyer Stock.

     4.6  SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS.  Buyer has filed
          ----------------------------------------------------
all forms, reports and documents required to be filed with the SEC and has previously furnished to Sellers true and complete copies of its Annual Report on Form 10-K for the year ended March 31, 1997 and all material filings made by Buyer under the Exchange Act since the end of its most recent fiscal year (collectively, the "SEC Reports"). Each filing, when filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder and none of such SEC Reports contained, as of their respective dates, any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.7  NO BROKER.  No broker, finder, agent or similar intermediary has acted
          ---------
for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders', agents' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

                                   ARTICLE 5

                              COVENANTS OF SELLERS

     5.1  CONDUCT.  (a) Sellers agree that, except as otherwise expressly
          -------
provided in this Agreement, during the period from the date hereof to the Closing, WFLP, California Farms and FWRLP will: (i) conduct their operations according to their ordinary course of business consistent with past practice; and (ii) use commercially reasonable efforts to (A) preserve intact their business organizations; (B) keep available the services of their officers and employees, if any; and (C) maintain existing relationships with tenants, agents, licensors, licensees, suppliers, contractors, customers and others having business relationships with them to the end that their goodwill and ongoing business and operations shall be unimpaired at the time of the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1(a), neither WFLP, nor California Farms, nor FWRLP will without the prior written consent of Buyer:

          (1) amend the WFLP Limited Partnership Agreement, the California Farms Limited Partnership Agreement or the FWRLP Limited Partnership Agreement;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any partnership interest or any other securities or equity equivalents, or amend any of the terms of any such securities or equity equivalents outstanding as of the date hereof;

          (3) (A) split, combine or reclassify any interests in WFLP, California Farms or FWRLP, (B) set aside or pay any distribution (whether in cash, securities or property or any combination thereof) in respect of any interests in WFLP, California Farms or FWRLP, (C) redeem, repurchase or otherwise acquire any of their respective securities or any options or rights to acquire any such securities, or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (4) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any options, calls, rights, preemptive rights or other contracts, commitments, arrangements or understandings under which any Person has the right to acquire from Sellers, WFLP, California Farms or FWRLP, or Sellers, WFLP, California Farms or FWRLP is obligated to issue, sell, or deliver, any interests in WFLP, California Farms or FWRLP;

          (5) (A) incur any indebtedness for borrowed money (except for short-term indebtedness incurred in the ordinary course of business consistent with past practice pursuant to existing lines of credit) or issue any debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee or endorse the obligations of any other Person; (B) make any loans, advances or capital contributions to, or investments in, any other Person, in excess of $50,000 in the aggregate; (C) pledge or otherwise encumber any interests in WFLP, California Farms or FWRLP; (D) enter into or invest in any derivative financial instruments; or (E) except in the ordinary course of business consistent with past practice, mortgage or pledge any assets of WFLP, California Farms or FWRLP, tangible or intangible, or create or suffer to exist any Lien thereupon;

          (6) to the extent payable directly or indirectly by WFLP, California Farms or FWRLP: (A) enter into, adopt or (except as may be required by Law or the terms of any such arrangement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, consulting, indemnification, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any officer or employee of WFLP, California Farms or FWRLP; or (B) amend any such arrangement as it relates to any such officers or employees or (other than scheduled annual increases in base compensation, and changes in benefits in accordance with plans or arrangements in effect as of the date hereof, in each case in the ordinary course of business consistent with past practice, that do not constitute in the aggregate a change in the employer's approach to compensation or benefit increases and that, in the aggregate, do not result in a material increase in compensation or benefit expense to WFLP, California Farms or FWRLP) change in any manner the compensation or other benefits payable to any officer or employee of WFLP, California Farms or FWRLP; provided, that Buyer agrees it will not unreasonably
                           --------
withhold its consent, if requested by WFLP, California Farms or FWRLP, to transactions governed by this paragraph (6);

          (7) acquire, sell, lease or dispose of any assets outside the ordinary course of business consistent with past practices or any assets which in the aggregate are material to WFLP, California Farms or FWRLP;

          (8) relinquish any contract or right other than in the ordinary course of business consistent with past practice;

          (9) except to the extent required by applicable law, permit any material change in (A) any marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice, policy, method or procedure or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes, except as may be required as a result of a change occurring subsequent to the date hereof in law or GAAP;

          (10) make any material tax election or settle or compromise any material income tax liability with any Governmental Body;

          (11) (A) acquire (by merger, consolidation or acquisition of stock or assets, but excluding foreclosure) any corporation, partnership or other business organization or division thereof; (B) authorize any new capital expenditures; or (C) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (12) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with its or their terms of existing indebtedness for borrowed money and other liabilities reflected or reserved against in the pro forma restated combined financial statements (or the notes thereto) of WFLP (as nominee for California Farms) and FWRLP or incurred in the ordinary course of business consistent with past practice;

          (13) terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Significant Agreements;

          (14) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of WFLP, California Farms or FWRLP;

          (15) make any capital expenditures or commitments in excess of $50,000 in the aggregate for additions to plant, property or equipment constituting capital assets except in the ordinary course of business;

          (16) except to the extent permitted by paragraphs (1) through (15) above, enter into any Significant Agreement of the type described in Section 3.11(a); or

          (17) authorize or agree in writing or otherwise to take, any of the actions described above in this Section 5.1(a).

     (b) Sellers agree to cause each of WFLP, California Farms and FWRLP to, except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Closing: (i) conduct its operations according to its ordinary course of business consistent with past practice; and (ii) use commercially reasonable efforts to (A) preserve intact its business organizations; (B) keep available the services of its officers and employees, if any; and (C) maintain existing relationships with tenants, agents, licensors, licensees, suppliers, contractors, customers and others having business relationships with them to the end that its goodwill and ongoing business and operations shall be unimpaired at the time of the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Schedule 5.1(b), Sellers will cause each of WFLP, California Farms and FWRLP to not , without the prior written consent of Buyer:

          (1) amend its limited partnership agreement;

          (2) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (3) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any options, calls, rights, preemptive rights, or other contracts, commitments, arrangements or understandings under which any Person has the right to acquire, or Sellers, WFLP, California Farms or FWRLP is obligated to issue, sell, or deliver, any interests in WFLP, California Farms or FWRLP;

          (4) (A) pledge or otherwise encumber any interests in WFLP, California Farms or FWRLP; or (B) except in the ordinary course of business consistent with past practice, mortgage or pledge any assets of WFLP, California Farms or FWRLP, tangible or intangible, or create or suffer to exist any Lien thereupon;

          (5) authorize, or agree in writing or otherwise to take, any of the actions described above in this Section 5.1(b).

     5.2  ACCESS TO INFORMATION.  (a)  Sellers agree that, from the date hereof
          ---------------------
until the Closing Date, subject to the terms of the Confidentiality Agreement, WFLP, California Farms and FWRLP will (i) give to Buyer and its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to their respective offices, properties, information systems, books, records, contracts, commitments and personnel, (ii) furnish to Buyer and its counsel, financial advisors, auditors and other authorized representatives such business, financial, operating and personnel data and other information relating to WFLP, California Farms or FWRLP as such Persons may reasonably request and (iii) instruct their respective employees, counsel and financial advisors to cooperate with Buyer in its investigation of WFLP, California Farms and FWRLP; provided that this

Section 5.2 shall not obligate WFLP, California Farms or FWRLP to provide or make available to Buyer any employee medical records.

     (b) Sellers agree that they shall cause WFLP, California Farms and FWRLP and their Affiliates not to issue any communication to their employees and agents, other than those in the ordinary course of business consistent with past practice, including with respect to the transactions contemplated hereby, without the prior consent of Buyer, such consent not to be unreasonably withheld.

     5.3  NOTICES OF CERTAIN EVENTS.  Sellers agree that they shall cause WFLP,
          -------------------------
California Farms and FWRLP to notify Buyer promptly of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Sellers, threatened against, relating to or involving or otherwise affecting WFLP, California Farms or FWRLP that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement. Sellers shall give Buyer the opportunity to participate in the defense or settlement of any such action, suit, claim, investigation or proceeding;

provided, however, that no such settlement shall be agreed without Buyer's
--------  -------
consent.

     5.4  NO SOLICITATION OR NEGOTIATION.  (a)  Sellers agree that Sellers,
          ------------------------------
WFLP, California Farms and FWRLP will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). Neither Sellers, WFLP, California Farms, FWRLP nor any of their respective Affiliates shall, directly or indirectly, through any officer, director, employee, investment banker, attorney or other advisor, representative or agent (each, a "Representative") of any of them, (i) entertain, pursue, solicit, initiate or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a merger, consolidation or business combination involving WFLP, California Farms or FWRLP or to acquire or cause to be acquired in any manner, directly or indirectly, any of the assets or business, or any interest in, WFLP, California Farms or FWRLP, or any similar transaction, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any information to any person or entity relating to, any Acquisition Proposal or (iii) agree to or approve any Acquisition Proposal.

     (b) Sellers and each of the general and limited partners of N.N. Investors and FW Ranch shall not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, its approval or recommendation of this Agreement or the Acquisition; (ii) entertain, pursue, approve or recommend, or propose to entertain, pursue, approve or recommend, or allow WFLP, California Farms or FWRLP to entertain, pursue, approve or recommend, any Acquisition Proposal; or (iii) cause WFLP, California Farms or FWRLP to enter into any agreement with respect to any Acquisition Proposal. Nothing contained in this
Section 5.4(b) shall prohibit WFLP, California Farms, N.N. Investors, FWRLP or FW Ranch from making any disclosure to its partners, or Western Farm & Cattle, CLCC or GenPar from making any disclosure to its stockholders, which, in the good faith and reasonable judgment of the general partner of WFLP, California Farms, N.N. Investors, FWRLP or FW Ranch, or the directors of Western Farm & Cattle, CLCC or GenPar, as the case may be, based on the advice of outside counsel, is required under applicable law; provided, that except as permitted in
                                           --------
accordance with
this Section 5.4(b), neither Sellers, WFLP, California Farms, FWRLP,, nor any of the general or limited partners of California Farms withdraws or modifies its position with respect to this Agreement or the Acquisition or entertains, pursues, approves or recommends an Acquisition Proposal.

     5.5  CONFIDENTIALITY AGREEMENTS.  Sellers agree that, without Buyer's
          --------------------------
consent, after the date hereof and until the expiration of such agreements, they will not, and they will not permit WFLP, California Farms or FWRLP to, terminate, amend, waive or modify any provision of any confidentiality agreement pursuant to which information was provided to any Person (other than Buyer) with respect to WFLP, California Farms or FWRLP or their respective business and operations. If, to the Knowledge of Sellers, any breach of a confidentiality agreement is threatened or has occurred, Sellers shall immediately notify Buyer and shall, at Buyer's expense, take all action reasonably requested by Buyer to enforce the terms of each such confidentiality agreement.

     5.6  MEETINGS.  GenPar and FW Ranch agree that (i) FW Ranch will take all
          --------
action necessary in accordance with applicable law and its limited partnership agreement and bylaws either (A) to convene a meeting of its partners (the "FW Ranch Partners' Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the Ancillary Agreements and the Acquisition and the other transactions contemplated hereby (the "FW Ranch Partners' Approval") or (B) to obtain the written consent of such partners and (ii) FW Ranch shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

     5.7  COVENANTS RELATING TO THE PROPERTIES.  Sellers agree that, until the
          ------------------------------------
Closing:

          (i) Sellers shall cause WFLP, California Farms and FWRLP to perform all their respective obligations under and comply with all applicable provisions of the Leases, any Permits, and any other document or agreement by which WFLP, California Farms or FWRLP or any of their respective Properties is bound or affected and all applicable legal requirements and insurance requirements pertaining to any of the Properties.

          (ii) Buyer and its agents and representatives may enter any of the Properties during normal business hours for the purpose of conducting the studies, inspections and tests described above, and Sellers shall cause WFLP, California Farms and FWRLP to grant Buyer and its agents a license for the duration of this Agreement to so enter upon any such Property.

          (iii) Sellers shall not, nor permit WFLP, California Farms or FWRLP to, create or suffer any additional easements, leaseholds, tenancies, liens, or other encumbrances with respect to any of the Properties whatsoever without Buyer's prior written approval, which approval may be withheld in Buyer's sole discretion.

     5.8  TITLE UPDATES.  At Sellers sole cost and expense, at Closing Sellers
          -------------
shall cause title insurance policies relating to the Properties of WFLP, California Farms and FWRLP to be issued in favor of Buyer by a mutually acceptable and nationally recognized title insurance company which policies shall contain as exceptions only those items set forth in the title policies and reports delivered by Sellers to Buyer and, mortgages and deeds of trust which will be discharged prior to or at Closing and easements or rights of way granted to any Governmental Body.

                                   ARTICLE 6

                               COVENANTS OF BUYER

     Buyer agrees that:

     6.1  CONDUCT.  Except as otherwise expressly provided in this Agreement,
          -------
during the period from the date hereof to the Closing, Buyer will, and will cause its Subsidiaries to, conduct their respective operations according to their ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Schedule 6.1, Buyer will not, and will cause each Subsidiary of Buyer not to, without the prior written consent of
Sellers:

          (i) amend its articles of incorporation (other than the amendment scheduled to be considered at Buyer's annual meeting on August 14, 1997) or bylaws or other comparable organizational documents;

          (ii) (A) split, combine or reclassify any shares of Buyer Stock, (B) set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of the Buyer Stock, (C) redeem, repurchase or otherwise acquire any of its securities or any options or rights to acquire any such securities, or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

          (iii) authorize or agree in writing or otherwise to take any of the actions described above in this Section 6.1.

     6.2  CONFIDENTIALITY.  All information provided to Buyer or any of the
          ---------------
Persons referred to in Section 5.2 will be treated as if provided under the Confidentiality Agreement.

     6.3  INDEMNIFICATION AND INSURANCE.  Buyer agrees that all rights to
          -----------------------------
indemnification and exculpation from liability for acts or omissions occurring prior to the Closing now existing in favor of the current or former officers or employees of WFLP, California Farms or FWRLP, as provided in the WFLP Limited Partnership Agreement, the California Farms Limited Partnership Agreement, or the FWRLP Limited Partnership Agreement or in indemnification agreements to which any of WFLP, California Farms or FWRLP is a party listed on Schedule 6.3, shall survive the Closing and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Closing Date.

     6.4  REPRESENTATION ON BUYER'S BOARD OF DIRECTORS.  At or prior to the
          --------------------------------------------
Closing, Buyer shall increase the size of its Board of Directors by one member to eleven members. At the Closing, Buyer shall use its best efforts to nominate Ardon Moore and cause him to be elected or appointed to Buyer's Board of Directors in accordance with Section 4.2 of the Governance Agreement. At Buyer's 2000 Annual Meeting of stockholders, Buyer shall use its best efforts to nominate the aforesaid individual to Buyer's Board of Directors as a Class I Director and cause him to be elected to one full three-year term in accordance with Section 4.2 of the Governance Agreement.

     6.5  COPIES OF SEC FILINGS.  From the date hereof until the Closing Date,
          ---------------------
Buyer shall furnish to WFLP on behalf of Sellers a copy of any material filing made by Buyer under the Exchange Act promptly after such filing is made with the SEC.

     6.6  ACCESS TO INFORMATION.  Buyer agrees that, from the date hereof until
          ---------------------
the Closing Date, subject to the terms of the Confidentiality Agreement, Buyer will (i) give to Sellers and their counsel, financial advisors, auditors and other authorized representatives agreed upon access upon reasonable prior notice and during normal business hours, to the offices, properties, information systems, books, records, contracts, commitments and personnel of Buyer, (ii) furnish to Sellers and their counsel, financial advisors, auditors and other authorized representatives such business, financial and operating data as Buyer and Sellers may agree, and (iii) instruct the employees, counsel and financial advisors of Buyer to cooperate with Sellers in their investigation of Buyer.


                                   ARTICLE 7

                         COVENANTS OF BUYER AND SELLERS

     Buyer and Sellers agree that:

     7.1  REASONABLE EFFORTS.  (a)  Subject to the terms and conditions of this
          ------------------
Agreement, each of them will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement as promptly as practicable. Buyer, on one side, and Sellers, on the other side, will promptly, and in any event within 20 days of the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the consents, approvals or actions make the filings and give the notices specified in Section 4.3 and Section 3.3, respectively, promptly file all supplements or amendments thereto and use reasonable efforts to obtain such consents, approvals or actions, make such filings and give such notice as promptly as practicable; provided that nothing in this Section 7.1 or elsewhere
                         --------
in this Agreement shall require Buyer or Sellers, in order to obtain any such consent, approval, or action, make such filing or give such notice, to accept or agree to any condition that would be materially disadvantageous to it other than those customarily imposed. Buyer, on the one side, and Sellers, on the other side, will provide each other and their counsel the opportunity to review in advance and comment on all such filings, notices, applications and similar documents. Buyer, on the one side, and Sellers, on the other side, will keep each other informed of the status of matters relating to the consents, approvals, actions, filings and notices specified in Section 4.3 and Section
3.3. Buyer, on the one side, and Sellers, on the other side, agree to use their reasonable efforts to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (i) promptly take all actions necessary to make the filings required of Buyer and Sellers or their respective Affiliates or Subsidiaries under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates or Subsidiaries from the United States Federal Trade Commission (the "FTC") or the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the HSR Act, (iii) cooperate with the other party in connection with such party's filings under the HSR Act using their reasonable efforts to resolve any investigation or other inquiry concerning the Acquisition or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general and (iv) request early termination of the waiting period under the HSR Act.

     (b) Buyer, on one side, and Sellers, on the other side, will notify the other of any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Buyer, on one side, or Sellers, on the other side, under this Agreement to be breached or any of the conditions to the consummation of the transactions contemplated hereby not to be satisfied or that renders or will render untrue any representation or warranty of Buyer, on one side, or Sellers, on the other side, contained in this Agreement. Buyer, on the one side, and Sellers, on the other side, also will notify the other in writing of any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Buyer, on one side, or Sellers, on the other side. In connection therewith, Buyer and Sellers will promptly supplement or amend the various schedules to this Agreement to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which was or has been rendered inaccurate thereby. No notice given pursuant to this Section 7.1 or supplements or amendments to the schedules to this Agreement shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     7.2  PUBLIC ANNOUNCEMENTS.  The parties to this Agreement agree to consult
          --------------------
with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby or in the Ancillary Agreements and to provide the other party an opportunity to comment thereon and, except as may be required by applicable Law, by regulatory authorities or by any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the consent of the other party, such consent not to be unreasonably withheld. Without limiting the generality of the foregoing, Buyer agrees that, without the prior consent of Sellers, it will not make any public announcement or issue any press release that names, describes or attributes statements or actions to Sellers, their direct and indirect partners or their affiliates, except as otherwise required by applicable law.

     7.3  CONSENTS.  Between the date hereof and the Closing Date, Sellers and
          --------
Buyer shall use their respective best efforts, without payment of any consideration to the persons from whom or which consents or agreements are required, to obtain at the earliest practicable date, and prior to the Closing Date, all consents and agreements of third parties necessary or advisable for the performance by Sellers and Buyer of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby or by the Ancillary Agreements shall be given or promised by either Sellers or Buyer or any of their respective Subsidiaries without the prior written approval of the other party.


                                   ARTICLE 8

                         TAX MATTERS; CERTAIN COVENANTS

     8.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.  (a) Except as set forth on
          -----------------------------------------
Schedule 8.1, Sellers represent, warrant and covenant to Buyer that as of the Closing Date:

          (i) CLCC is the tax matters partner of California Farms, GenPar is the tax matters partner of FWRLP and Western Farm & Cattle is the tax matters partner of WFLP;

          (ii) Each of FWRLP, California Farms and WFLP is and has been since its date of inception properly treated as a partnership, and not as an association taxable as a corporation, pursuant to Section 7701(a)(2) of the Code and any corresponding provision of state and local Law and will be treated as a partnership for Tax purposes at all times from the date hereof through the Closing Date;

          (iii)  With respect to periods ending on or before the Closing Date:
(A) FWRLP, California Farms and WFLP have filed when due (including extensions) all Tax Returns that are required to be filed by FWRLP, California Farms and WFLP; (B) such returns were prepared in the manner required by applicable Laws and are true, correct, and complete in all material respects; and (C) FWRLP, California Farms and WFLP have timely paid all Taxes imposed on or incurred by FWRLP, California Farms and WFLP as shown on such Tax Returns as being owed, except for Taxes which are being contested in good faith by appropriate proceedings;

          (iv) True and complete copies of all Tax Returns and all schedules thereto filed by, or on behalf of, FWRLP, California Farms and WFLP for all prior taxable years and all written communications to or from such Taxing Authorities relating to all such returns have been delivered to Buyer for inspection on or before the Closing Date;

          (v) Except for the Nominee Agreement (as defined in clause (ix) of this Section 8.1), there have been no agreements in connection with FWRLP, California Farms and WFLP providing for allocations of income, losses or distributions of cash, other than as set forth in the FWRLP Limited Partnership Agreement, the California Farms Limited Partnership Agreement and the WFLP Limited Partnership Agreement;

          (vi) There are no Tax liens upon the assets of FWRLP. California Farms and WFLP except liens for Taxes not yet due;

          (vii) With respect to periods ending on or before the Closing Date, FWRLP, California Farms and WFLP have established on their books and records (A) reserves adequate to pay all Taxes imposed on or incurred by them not yet due and payable and (B) reserves for deferred Taxes imposed on or incurred by it, in each case, in accordance with GAAP; FWRLP, California Farms, and WFLP have not received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any Taxing Authority that would have a continuing Material Adverse Effect on FWRLP, California Farms, WFLP or the Buyer after the Closing Date. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a Taxing Authority relating to Taxes imposed on or incurred by California Farms or WFLP; "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes imposed on or incurred by FWRLP, California Farms or WFLP;

          (viii) None of FWRLP, California Farms, and WFLP is a party to any allocation or sharing agreement regarding Taxes with any Person except for the Nominee Agreement dated June 1, 1993 between WFLP and California Farms (the "Nominee Agreement");

          (ix) FWRLP, California Farms and WFLP have no liability for Taxes of any Person other than FWRLP, California Farms or WFLP under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

          (x) FWRLP, California Farms, or WFLP have not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

          (xi) FWRLP, California Farms and WFLP have not requested or executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes imposed on or incurred by FWRLP, California Farms or WFLP or Tax Returns of FWRLP, California Farms or WFLP;

          (xii) The Tax Returns of FWRLP, California Farms and WFLP have not been examined by the appropriate Taxing Authorities, for any period. No deficiency for any Taxes has been proposed, asserted or assessed against California Farms or WFLP that has not been resolved and paid in full;

          (xiii) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of FWRLP, California Farms or WFLP. There is no threatened action, audit, or administrative or court proceeding with respect to any such Taxes or Tax Returns of FWRLP, California Farms or WFLP. No power of attorney with respect to Taxes imposed on or incurred by California Farms or WFLP currently in force has been granted by FWRLP, California Farms or WFLP;

          (xiv) FWRLP, California Farms and WFLP have not initiated any voluntary changes in accounting method, and the United States Internal Revenue Service has not proposed any such adjustment or change in accounting method;

          (xv) Neither FWRLP nor California Farms nor WFLP nor any of their respective stockholders or partners are nonresident alien individuals or foreign corporations within the meaning of Section 897 of the Code;

          (xvi) Schedule 8.1 (a)(xvii) sets forth all of the states in which either California Farms or WFLP has been required to file Tax Returns during the most recent three-year period; and

          (xvii) On the Closing Date, FWRLP, California Farms and WFLP shall be eligible to make an election pursuant to Section 754 of the Code and their respective limited partnership agreements shall provide for such election.

     8.2  TAX MATTERS.
          -----------

     (a) Transfer Taxes.  Sellers shall pay all sales, use, transfer (other than
         --------------
real property transfer), recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") if any, and Sellers and Buyer shall each pay one-half of real property transfer taxes, if any, arising out of or in connection with the transactions effected pursuant to this Agreement. Buyer and Sellers shall indemnify, defend, and hold harmless the other with respect to such Transfer Taxes and its share of any real property transfer taxes. WFLP, California Farms and FWRLP shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

     (b) Indemnification.  (i)  After the Closing Date, Sellers shall jointly
         ---------------
and severally indemnify and hold harmless Buyer, FWLP, California Farms and WFLP from and against any and all Tax Claims, resulting from, arising out of or relating to: (A) any and all Taxes imposed on or incurred by a Buyer, FWLP, California Farms or WFLP relating to any taxable period beginning before the Closing Date (and the portion of any Overlap Period (as defined below) beginning before the Closing Date) attributable to operations or activities occurring before the Closing Date; (B) any and all Taxes imposed on or incurred by FWLP, California Farms or WFLP relating to any taxable period ending on or prior to the Closing Date ("Pre-Closing

Taxes"); (C) with respect to any taxable period ending on or after the Closing Date that includes the Closing Date (the "Overlap Period"), any and all Taxes imposed on or incurred by FWRLP, California Farms or WFLP attributable to the period ending on or prior to the Closing Date; and (D) any and all Taxes resulting from, or that would not have been incurred but for, any breach of any representation or warranty of Sellers contained in Section 8.1. For purposes of the Overlap Period, Taxes shall be attributable to the period ending on or prior to the Closing Date: (X) in the case of any real or personal property Tax imposed on or incurred by WFLP, California Farms or FWRLP in an amount equal to the real or personal property Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period for which such real or personal property Tax is paid ending on the Closing Date and the denominator of which is the number of days in the entire period; and (Y) in the case of any other Taxes imposed on or incurred by WFLP, California Farms and FWRLP to the extent of any Taxes imposed on or incurred by WFLP, California Farms and FWRLP that would be payable if the taxable year ended on the Closing Date; provided,
                                                                     --------
however, that the Tax liability shall be reduced, in each case, for (A) any
-------
previously made estimated Tax payments and (B) any amounts provided as a Tax reserve on the taxpayer's books and records as of the Closing Date; and

          (ii) After the Closing Date, Buyer shall indemnify and hold harmless Seller from and against any and all Tax Claims resulting from, arising out of or relating to (A) any and all Taxes imposed on or incurred by WFLP, FWRLP or California Farms relating to any taxable period beginning after the Closing Date (and the portion of any Overlap Period beginning after the Closing Date) attributable to Buyer or any Subsidiary of Buyer owning an interest in WFLP, FWRLP or California Farms after the Closing Date, and (B) any and all Taxes imposed on or incurred by WFLP, California Farms or FWRLP relating to any taxable period after the Closing Date (and the portion of any Overlap Period beginning after the Closing Date). For purposes of any Overlap Period, Taxes shall be attributable to the period beginning after the Closing Date: (A) in the case of any real or personal property Tax imposed on or incurred by WFLP, California Farms or FWRLP, in an amount equal to the real or personal property Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period for which such real or personal property Tax is paid beginning after the Closing Date and the denominator of which is the number of days in the entire period; and (B) in the case of any other Taxes, to the extent of any Taxes that would be payable if the taxable year began after the Closing Date; provided,
                                                                   --------
however, the Tax liability shall be reduced, in each case, for (A) any
-------
previously made estimated Tax payments and (B) any amounts provided as a Tax reserve on the taxpayer's books and records as of the Closing Date.

     (c)  Refunds.  Any refund or credit of any WFLP, California Farms or FWRLP
          -------
Pre-Closing Taxes shall be for the benefit of Sellers and Buyer shall pay any such refund to Sellers within 30 days after receipt or actual realization of the
benefit of such credit.(d)   Contests.  The appropriate tax matters partner of
                             --------
WFLP, California Farms and FWRLP for the relevant Tax period (the "TMP") shall have the right to control any audit, examination, proposed adjustment, administrative or judicial proceeding, or other matter related to any Pre-Closing Taxes. Buyer agrees that, in the event WFLP, California Farms or FWRLP receives notice in writing of any examination, audit, claim, settlement, proposed adjustment, administrative or judicial proceeding, or other matter related to any Pre-Closing Taxes, Buyer shall notify the TMP in writing as soon as reasonably practical (but in no event not more than 10 business days) after receipt of notice and the TMP shall be entitled to control, at its own expense, all such matters. Sellers will pay any Taxes found to be owing. Buyer shall and shall cause WFLP, California Farms and FWRLP to cooperate with the TMP by giving the TMP and its representatives, on prior reasonable notice, access and cooperation during normal business hours to all information, books and records pertaining to WFLP's, California Farms or FWRLP's Pre-Closing Taxes. To the extent any audit, examination, proposed adjustment, administrative or judicial proceeding, or other matter related to any Pre-Closing Taxes could result in liability for Buyer, WFLP, California Farms or FWRLP pursuant to this Agreement, Buyer shall notify the TMP of such event, and the TMP shall not agree to the resolution of any issue relating to Taxes arising as a result of or in connection with such event, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     (e) Information.  Sellers, on one side, and Buyer, on the other side, will
         -----------
make available to each other, and Buyer will cause WFLP, California Farms and FWRLP to make available as reasonably requested, and to any Taxing Authority, all information, records, or documents relating to the liability or potential liability for Pre-Closing Taxes and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     (f) Preparation of Tax Returns and Code Section 754 Election.  For all tax
         --------------------------------------------------------
years of California Farms, WFLP, and FWRLP that end on or before the Closing Date, the TMP shall prepare and file, or cause to be prepared and filed, all Tax returns. The TMP shall (if requested by a Buyer) elect and cause WFLP, California Farms and FWRLP to elect under Code

Section 754 with respect to the Tax Year which includes the Closing Date to adjust the basis of assets under Code Section 743 or make any other tax election requested by Buyer.

     (g) Assistance and Cooperation.  Except as specifically provided in this
         --------------------------
Agreement, no party shall take any actions with respect to WFLP, California Farms, FWRLP or the interests in WFLP, California Farms or FWRLP out of the ordinary course of business on or prior to the Closing Date.

                                   ARTICLE 9

                                INDEMNIFICATION

     9.1  INDEMNIFICATION.  Except as otherwise limited by this Agreement,
          ---------------
Sellers shall jointly and severally indemnify and hold harmless Buyer and its successors and permitted assigns (each, an "Indemnified Party") against and in respect of (i) any and all claims, losses, liabilities, damages, and reasonable costs and expenses, net of any Tax benefit received by such Indemnified Party (collectively, "Losses"), directly suffered or incurred or disbursed by any Indemnified Party (whether incurred under tort, contract, strict or any other form of liability) as a result of, or with respect to, any breach or inaccuracy of any representation or warranty of Sellers; and (ii) any and all actions, claims, proceedings, investigations, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.1;

provided, however, that the indemnity set forth in this Section 9.1 shall not
--------  -------
include Tax Claims relating to any Taxes, which claims shall be covered exclusively in Article 8.

     9.2  LIMITATIONS TO INDEMNIFICATION OBLIGATIONS.  Notwithstanding anything
          ------------------------------------------
contained herein to the contrary, (a) Sellers shall not be obligated to make any payment pursuant to Section 9.1 or pursuant to Article 8 (other than with respect to Taxes which are the subject of clause (x) of the last sentence of
Section 8.2(b)(i)) hereof, unless, and only to the extent that, all such Losses and Tax Claims, in the aggregate, exceed $1,200,000 (provided that if aggregate
                                                     --------
Losses and Tax Claims shall exceed $1,200,000, Sellers shall pay all such Losses and Tax Claims from the first dollar thereof), and (b) in no event shall the aggregate liability of Sellers under this Article 9 and Article 8 hereof exceed the sum of $120,000,000. The obligations of Sellers under this Article 9 and
Article 8 shall expire on the date that their representations and warranties expire under Section 11.1, unless (i) prior to such date of expiration, Buyer gives written notice to each of Sellers of its claim for indemnification (setting forth in reasonable detail the specific facts and circumstances pertaining thereto), and (ii) Sellers do not satisfy (or provide for the satisfaction of) such claim within 30 days after such notice is given and Buyer commences a legal action or proceeding within 60 days after the giving of such notice. It is specifically understood and agreed that the remedy of any Indemnified Party specified in Section 9.1 or Article 8 for Losses and Tax Claims covered by the indemnification provided in this Article 9 and in Article 8 shall be limited to such indemnification, and Sellers shall not otherwise have any liability under this Agreement (or otherwise) in connection with or arising out of the transactions contemplated by this Agreement.

     9.3  NOTICE OF CLAIM.  If any Indemnified Party believes that it has
          ---------------
suffered or incurred or disbursed any claims, losses, liabilities, damages, or reasonable costs or expenses for which it is entitled to such indemnification provided in this Agreement (hereinafter, collectively, a "Loss" or "Losses"), such Indemnified Party shall promptly notify each of Sellers (each, an "Indemnifying Party") and shall promptly provide each Indemnifying Party with such information as is then available or thereafter becomes available to enable the Indemnifying Party to evaluate the claim of such Indemnified Party for indemnity. If any legal action is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Losses, such Indemnified Party shall promptly notify each Indemnifying Party of such action. The failure of an Indemnified Party to give any notice required by this Section 9.3 shall not affect any of such Indemnified Party's rights hereunder except to the extent such failure is actually prejudicial to the rights or obligations of any Indemnifying Party.

     9.4  THIRD PARTY CLAIMS.  If a claim made pursuant to Section 9.3 arises
          ------------------
out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances relating thereto, the Indemnifying Party shall have thirty (30) days after receipt of the notice referred to in Section 9.3 to notify the Indemnified Party that it elects to conduct and control such action. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest and, subject to the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise such action in the exercise of its reasonable discretion, and the Indemnifying Party shall, upon request from the Indemnified Party, promptly pay to such Indemnified Party, in accordance with the other terms hereof, the amount of any Losses for which indemnification is provided hereunder. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such action and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided,
                                                               --------
however, that (a) the Indemnifying Party shall not, without the consent of the
-------
affected Indemnified Party, enter into any settlement the effect of which is to create or impose any lien upon any of the properties or assets of the Indemnified Party; (b) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action to the Indemnified Party; (c) the Indemnifying Party shall not enter into any settlement the effect of which is to permit any injunction, declaratory judgment or other nonmonetary relief to be entered against the Indemnified Party; (d) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party, with the fees and expenses of such counsel borne by the Indemnified Party unless under then applicable standards of professional conduct a conflict would exist, or be reasonably foreseeable to arise, between the Indemnifying Party and the Indemnified Party in which event such fees and expenses of such counsel shall be borne by the Indemnifying Party, but under no circumstance shall the Indemnifying Party be required to pay the expenses of more than one such separate counsel in connection with such claim other than separate local counsel; and (e) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Losses resulting from such action (except for expenses borne by the Indemnified Party pursuant to clause (d) hereof) incurred by the Indemnified Party, including reasonable fees and expenses of counsel for the Indemnified Party.

     9.5  PAYMENTS OF INDEMNITY.  If any Indemnifying Party notifies an
          ---------------------
Indemnified Party within 60 days of receipt of the notice provided by the Indemnified Party under Section 9.3 that such Indemnifying Party does not dispute the claim specified in such notice, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder, and the amount of such claim shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this
Section 9.5 of Taxes based on net income), the Indemnified Party shall receive an amount equal to the amount it would have received if no deduction or withholding had been made in the relevant jurisdiction.


                                   ARTICLE 10

                             CONDITIONS TO CLOSING

     10.1 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS.  The obligations of
          ----------------------------------------------
Sellers and Buyer to consummate the Acquisition are subject to the satisfaction of the following conditions:

     (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     (b) All other consents, approvals or clearances from any Governmental Body necessary for the consummation of the Acquisition shall have been obtained and shall be in full force and effect, and such consents, approvals and clearances shall be subject to no conditions other than those customarily imposed, and no provision of any applicable Law shall prohibit the consummation of the Acquisition.

     (c) All consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Acquisition shall have been obtained, other than any such consent, approval or waiver which, if not obtained, would not individually or in the aggregate have a Material Adverse Effect on Buyer or Sellers.

     (d) There shall not have been any Law or Order promulgated, entered, enforced, enacted, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Body which, directly or indirectly, (i) prohibits or imposes any material limitations on Buyer's ownership or operation (or that of any of its Subsidiaries or Affiliates) of, or compels Buyer (or its Subsidiaries or Affiliates) to dispose of any portion of its, WFLP's, California Farms' or FWRLP's businesses or assets which is material to the business of WFLP, California Farms or FWRLP, or material to their business, or otherwise results in a material diminution of the benefits of the transactions contemplated by this Agreement to Buyer, (ii) prohibits, restrains or makes illegal any of the transactions contemplated by this Agreement, (iii) imposes limitations on the ability of Buyer effectively to control in any material respect any material portion of the business or assets of WFLP, California Farms or FWRLP, or any material portion of their business or assets, or (iv) has the effect of making illegal or otherwise preventing, prohibiting or materially restricting consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

     (e) There shall be no instituted or pending action or proceeding (whether civil or criminal) before any Governmental Body (or any such action threatened by or before any Governmental Body) which (i) in the case of any such action or proceeding brought by any Governmental Body, seeks any Order having any effect set forth in paragraph (d) above or (ii) in the case of any such action or proceeding brought by any other Person, could reasonably be expected to result in any Order having any effect set forth in paragraph (d) above.

     (f) WFLP, California Farms and FWRLP each shall have obtained all necessary approvals from their respective general and limited partners in accordance with applicable Law and their respective limited partnership agreements.

     10.2 FURTHER CONDITIONS TO OBLIGATION OF BUYER.  The obligation of Buyer to
          -----------------------------------------
consummate the Acquisition is subject to the satisfaction of the following further conditions:

     (a) (i) Sellers shall have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Sellers contained in this Agreement that contain materiality qualifications or exceptions shall be true and correct as of the date of this Agreement and the representations and warranties of Sellers contained in this Agreement that do not contain materiality qualifications or exceptions shall be true and correct in all material respects as of the date of this Agreement, except for those representations and warranties made as of a specified date, which representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, as of such date, (iii) the representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or materiality exceptions contained therein), except for those representations and warranties made as of a specified date which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided that this condition (iii) shall be deemed satisfied if any
          --------
failures of such representations and warranties to be true and correct at and as of the Closing Date (without giving effect to any materiality qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Sellers, WLFP, California Farms or FWRLP other than those resulting from any change since the date of this Agreement in general economic conditions, and (iv) Buyer shall have received a certificate, dated the Closing Date, from the chief executive officer of each Seller that is a corporation and of the general partner of each Seller that is a limited partnership to the effect that the foregoing conditions have been satisfied.

     (b) Buyer shall have received a certificate, dated as of the Closing Date, from each of the secretaries or assistant secretaries of Western Farm & Cattle, as general partner of WFLP, CLCC, as general partner of California Farms, and GenPar, as general partner of FWRLP, certifying as to the accuracy and completeness of the attached respective limited partnership agreement; a certificate, dated as of the Closing Date, from the secretary or assistant secretary of each of GenPar, Western Farm & Cattle and CLCC certifying as to the accuracy and completeness of the attached certificate of incorporation and bylaws and a certificate, dated the Closing Date, from the secretary or assistant secretary of each Seller that is a corporation and of the general partner of each Seller that is a limited partnership, as to the accuracy and completeness of the attached resolutions, consents and authorizations with respect to the execution and delivery of this Agreement, the Ancillary Agreements to which such Seller is a party and the transactions contemplated hereby.

     (c) Sellers shall have delivered a certificate to Buyer, dated as of the Closing Date, that satisfies the requirements of Treasury Regulation (S) 1.1445-11T(d)(2) (a certificate of non-foreign status).

     (d) The Ancillary Agreements shall have been executed and delivered and shall be in full force and effect.

     (e) WFLP, California Farms and FWRLP shall have repaid or provided in a manner satisfactory to Buyer all of their existing indebtedness for borrowed money in accordance with its terms, provided Buyer with certificates, dated as of the Closing Date, from the chief financial officer of each of WFLP, California Farms and FWRLP to the effect that the foregoing condition has been satisfied and cause all deeds of trust and mortgages relating to the Properties of WFLP, California Farms and FWRLP to be released.

     (f) WFLP, California Farms and FWRLP shall have exercised and closed, or deposited funds sufficient to permit the exercise and close, of all options to purchase Properties and agreements to purchase Properties listed on Schedule 10.2.

     10.3 FURTHER CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers
          -------------------------------------------
to consummate the Acquisition is subject to the satisfaction of the following further conditions:

     (a) (i) Buyer shall have performed in all material respects all of its respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement that contain materiality qualifications or exceptions shall be true and correct as of the date of this Agreement and the representations and warranties of Buyer contained in this Agreement that do not contain materiality qualifications or exceptions shall be true and correct in all material respects as of the date of this Agreement, except for those representations and warranties made as of a specified date, which representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, as of such date, (iii) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or materiality exceptions contained therein), except for those representations and warranties made as of a specified date, which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein);

provided that this condition (iii) shall be deemed satisfied if any failures of
--------
any such representations and warranties to be true and correct at and as of the Closing Date (without giving effect to any materiality qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Buyer other than those resulting from any change since the date of this Agreement in general economic conditions, and (iv) Sellers shall have received a certificate signed by the chief financial officer of Buyer to the effect that the foregoing conditions have been satisfied.

     (b) Sellers shall have received a certificate, dated as of the Closing Date, from the secretary or assistant secretary of Buyer certifying as to the accuracy and completeness of the attached articles of incorporation and bylaws, and resolutions, consents and authorizations of Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby. The Ancillary Agreements shall have been executed and delivered and shall be in full force and effect.

                                   ARTICLE 11

                                    SURVIVAL

     11.1 SURVIVAL.  (a)  Except as provided in Article 9 and in Sections
          --------
11.1(b), the covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing;

provided, that the covenants and agreements that, by their terms, are to have
--------
effect or be performed after the Closing Date shall survive in accordance with their terms.

     (b) Notwithstanding anything to the contrary in Section 11.1(a), and except as provided in Article 9, the representations and warranties of Sellers made herein shall survive for a period of one (1) year following the Closing, except that the representations and warranties of Sellers made in Sections 3.1, 3.2,
3.3 and 3.4 shall survive indefinitely, the representations and warranties of Sellers made in Section 3.18 shall survive for a period of four years following the Closing, and the representations and warranties made in Section 8.1 shall survive until the statute of limitations shall have expired as to the tax matters set out therein.


                                   ARTICLE 12

                                  TERMINATION

     12.1 GROUNDS FOR TERMINATION.  This Agreement may be terminated and the
          -----------------------
Acquisition may be abandoned at any time prior to the Closing:

     (a) by mutual written agreement of Sellers and Buyer;

     (b) by Sellers, on one side, or Buyer, on the other side, upon written notice to the other parties if the Acquisition shall not have been consummated on or before November 1,

1997; provided that the right to terminate this Agreement under this clause (b)
      --------
shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Acquisition to occur on or before such date; or

     (c) by Sellers, on one side, or Buyer, on the other side, if any court of competent jurisdiction in the United States or any other Governmental Body in the United States shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Acquisition and such Order or other action shall have become final and nonappealable.

     12.2 EFFECT OF TERMINATION.  If this Agreement is terminated as permitted
          ---------------------
by Section 12.1, termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except for payment of costs and expenses in accordance with Section 13.3 and except that no such termination shall relieve Buyer of its obligations under Section 6.2; and provided that if
                                                              --------
such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss, liability and expense (including but not limited to reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 12.2, Section 13.3 and Section 13.5 shall survive any termination hereof pursuant to Section 12.1.

                                   ARTICLE 13

                                 MISCELLANEOUS

     13.1 NOTICES.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):

     (a)  if to Buyer, to:

          United States Filter Corporation
          40-004 Cook Street
          Palm Desert, CA  92211
          Attention:  Damian Georgino,
                      Senior Vice President, General Counsel and Secretary
          Fax: 760-346-4024


          with a copy to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          125 West 55th Street
          New York, NY  10019
          Attention:  Joseph L. Seiler III, Esq.
          Fax: 212-424-8500

     (b)  if to Western Farm & Cattle, to:

          Western Farm & Cattle Company
          3200 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: Ardon Moore
          Fax: 817-338-2026
          with a copy to:

          Kelly, Hart & Hallman
          2500 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: F. Richard Bernasek, Esq.
          Fax: 817-878-9280

     (c)  if to CLCC, to:

          California Land & Cattle Co.
          3200 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: Ardon Moore
          Fax: 817-338-2026

          with a copy to:

          Kelly, Hart & Hallman
          2500 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: F. Richard Bernasek, Esq.
          Fax: 817-878-9280


     (d)  if to N.N. Investors, to:

          N.N. Investors, L.P.
          3200 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: Ardon Moore
          Fax: 817-338-2026
          with a copy to:

          Kelly, Hart & Hallman
          2500 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: F. Richard Bernasek, Esq.
          Fax: 817-878-9280


     (e)  if to GenPar, to:

          ST Ranch GenPar, Inc.
          3200 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: Ardon Moore
          Fax: 817-338-2026

          with a copy to:

          Kelly, Hart & Hallman
          2500 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: F. Richard Bernasek, Esq.
          Fax: 817-878-9280

     (f)  if to FWRLP, to:

          FW Ranch Partners, L.P.
          3200 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: Ardon Moore
          Fax: 817-338-2026

          with a copy to:

          Kelly, Hart & Hallman
          2500 Texas Commerce Bank Tower
          Fort Worth, TX  76102
          Attention: F. Richard Bernasek, Esq.
          Fax: 817-878-9280


or at such other address or facsimile number for a party as shall be specified by like notice.

     13.2 AMENDMENTS AND WAIVERS.  (a)  Any provision of this Agreement may be
          ----------------------
amended or waived if, but only if, such amendment or waiver is explicit and in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.3 EXPENSES.  Except as otherwise expressly provided herein, the fee for
          --------
filing an application pursuant to the HSR Act and all other costs and expenses incurred in connection with this Agreement and the Ancillary Agreements, including all brokers', finders', agents' investment advisory or similar fees, shall be paid by the party incurring or responsible for incurring such cost or expense.

     13.4 SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as provided in Section 2.1, no
                        --------
party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     13.5 GOVERNING LAW; SUBMISSION TO JURISDICTION.
          ------------------------------------------
     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

     (b) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds U.S. $1,000,000 (a "Summary Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement and waives any and all rights to any such jury trial or to seek punitive damages.

     (c) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed U.S. $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware

Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section 13.5 relating to Summary Proceeding shall apply to such Proceeding.

     13.6 COUNTERPARTS.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     13.7 NO THIRD PARTY BENEFICIARIES.  No provision of this Agreement is
          ----------------------------
intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the indemnification provisions contained in Articles 8 and 9, which provisions may be enforced by the parties to be indemnified thereunder.

     13.8 ENTIRE AGREEMENT.  This Agreement (together with all Exhibits and
          ----------------
Schedules hereto which are incorporated herein by reference), the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

     13.9 INVALID PROVISIONS.  If any provision of this Agreement is held to be
          ------------------
illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby,

(a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     13.10  CONSTRUCTION.  Whenever the context may require, any pronoun used in
            ------------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation and construction hereof. Unless otherwise specified, (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles, Sections, Schedules or Exhibits refer to articles or sections of or schedules or exhibits to this Agreement. This Agreement is the result of arms-length negotiations among the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that this Agreement shall be construed in favor of or against any one party.

     13.11  SPECIFIC PERFORMANCE.  The parties acknowledge that money damages
            --------------------
are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or to prevent any violation hereof, this remedy being in addition to any other remedy to which it is entitled at law or in equity. To the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                         WESTERN FARM & CATTLE COMPANY


                         By:
                            ________________________________
                         Name:
                         Title:


                         CALIFORNIA LAND & CATTLE COMPANY


                         By:
                            ________________________________
                         Name:
                         Title:


                         N.N. INVESTORS, L.P.
                         By: California Land & Cattle Company,
                             its general partner


                         By:
                            ________________________________
                         Name:
                         Title:


                         ST RANCH GENPAR, INC.


                         By:
                            ________________________________
                         Name:
                         Title:


                         FW RANCH PARTNERS, L.P.
                         By: ST Ranch GenPar, Inc.,
                             its general partner


                         By:
                            ________________________________
                         Name:
                         Title:

                         UNITED STATES FILTER CORPORATION


                         By: _______________________________
                         Name:
                         Title:

                               (c)  SCHEDULE 2.1

                     Allocation of Buyer Stock and Warrants


      SELLER NAME          PERCENTAGE    BUYER STOCK *   WARRANTS
      -----------          ----------    ------------    --------
-------------------------------------------------------------------

(c)  GenPar                     0.072%           5,760         864
-------------------------------------------------------------------
FW Ranch                        7.128%         570,240      85,536
-------------------------------------------------------------------
Western Farm & Cattle           0.928%          74,240      11,136
-------------------------------------------------------------------
CLCC                          0.91872%          73,498      11,025
-------------------------------------------------------------------
N.N. Investors               90.95328%       7,276,262   1,091,439
-------------------------------------------------------------------

*    Assumes Stock Consideration of 8,000,000 shares of common stock.